UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
ODYSSEY MARINE EXPLORATION, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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ODYSSEY
MARINE EXPLORATION

Notice of 2026 Annual Meeting & 2026 Proxy Statement

(NASDAQ:OMEX)

Dear Fellow Stockholder,

Over the past three decades, Odyssey Marine Exploration has built a differentiated foundation in ocean exploration—combining operational expertise, scientific rigor, and a long-standing commitment to responsible resource development. From our earliest work to our current focus on subsea mineral resources, we have consistently positioned the Company ahead of emerging industry trends. We have consistently delivered on that strategy through disciplined operational execution.

In 2025, we made a number of meaningful operational and strategic advances—both on and off the water—that strengthened the foundation of the business. In the Cook Islands, our work focused on both resource definition and environmental stewardship.

We supported Moana Minerals in obtaining an S-K 1300 compliant report that increased resource confidence to inferred and indicated categories, and Moana Minerals continues to advance toward its preliminary feasibility study, alongside other key milestones. A summary of Moana Minerals’ resource assessment is available on the Ocean Minerals, LLC website. As part of our ongoing programs, Odyssey deployed Autonomous Benthic Mini Landers (ABMLs), which were subsequently recovered earlier this year, to collect critical environmental baseline data at ~4,900 meters—an essential step in designing and implementing responsible offshore mineral development.

We also made progress in Mexico through the formation of our joint venture, PHOSAGMEX, with Capital Latinoamericano. This initiative is focused on developing a domestic fertilizer supply to support North American food security and represents an important step in advancing the project, including the transfer of key mining concession rights into the joint venture.

In parallel, we simplified our balance sheet by converting near-term debt and reducing long-term obligations, while also bringing in new capital.

Entering 2026, Odyssey has continued to build momentum through active engagement across government, industry, and scientific forums, as offshore critical minerals, supply chain resilience, and responsible ocean development move to the forefront of policy and investment priorities.

However, like many companies operating at the forefront of new sectors, realizing the full potential to advance marine mineral resource opportunities requires a level of capital and scale beyond our historical operating model.

We are in a unique moment where several key factors are converging: growing government focus on supply chain security, accelerating demand for key minerals, continued advancements in offshore technology, and increasing regulatory clarity in key jurisdictions. Together, these dynamics are transforming what was once a long-term concept into a more viable, near-term opportunity.

These were not isolated achievements; they were deliberate steps to put the Company on stronger footing. They allowed us to move from managing constraints to creating opportunity.

On April 8, 2026, we took an important step to advance that strategy when we entered into a definitive merger agreement with American Ocean Minerals Corporation (“AOM”) to create a scaled, U.S.-controlled marine critical minerals platform.

The transaction is designed to combine Odyssey’s proven offshore execution capabilities with AOM’s growing portfolio of ocean mineral assets and capital resources, forming an integrated platform positioned to advance from resource access toward potential development. The intent of this combination is continuity before transformation—expanding the platform while preserving the operational discipline and standards that have defined Odyssey’s work.

Completion of our proposed merger with AOM is subject to customary conditions, including receipt of Odyssey stockholder approval, which we intend to seek at a separate special meeting of the stockholders to be convened later this year.

On behalf of the Board and management team, I want to thank you for your continued support.

With gratitude,

Mark D. Gordon

Chief Executive Officer and Chairman of the Board of Directors

Odyssey Marine Exploration, Inc.

April 21, 2026

Odyssey Marine Exploration, Inc.

205 S. Hoover Boulevard, Suite 210

Tampa, Florida 33609

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 1, 2026

The Annual Meeting of Stockholders of Odyssey Marine Exploration, Inc. (the “Company”) will be held at the Hampton Inn & Suites located at 5329 Avion Park Drive, Tampa, Florida 33607 on Monday, June 1, 2026, at 9:30 a.m. (EDT) for the following purposes:

1.	to elect five directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2026;

3.	to amend the Company’s articles of incorporation to implement an increase in the number of shares of authorized common stock from 75,000,000 to 82,000,000 shares;

4.	to amend the Company’s 2019 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan by 2,000,000 shares;

5.	to approve a reverse stock split of the Company’s common stock at a ratio in the range from 1-for-20 to 1-for-25;

6.	to obtain non-binding advisory approval of the compensation of our named executive officers; and

7.	to transact such other business as may properly come before the Annual Meeting of Stockholders or at any adjournments or postponements thereof.

The record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof is Thursday, April 9, 2026.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 3 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you are a registered holder and decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Gordon

Chief Executive Officer and Chairman of the Board

Tampa, Florida

April 21, 2026

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxydocs.com/OMEX. In accordance with rules promulgated by the Securities and Exchange Commission, we have elected to use the Internet as our primary means of furnishing proxy materials to our stockholders. Therefore, most stockholders will not receive paper copies of our proxy materials. Instead, we will send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting by use of the Internet. The Notice of Internet Availability of Proxy Materials also informs stockholders how to get paper copies of our proxy materials if they wish to do so. We believe this method of proxy distribution will make the proxy distribution process more efficient, less costly, and will contribute to the conservation of natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via e-mail unless you change your election.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement

Odyssey Marine Exploration, Inc.

205 S. Hoover Boulevard, Suite 210

Tampa, Florida 33609

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company,” “Odyssey,” “we,” “us,” or “our”), for the Annual Meeting of Stockholders to be held at 9:30 a.m. (EDT) on Monday, June 1, 2026, at the Hampton Inn & Suites located at 5329 Avion Park Drive, Tampa, Florida 33607, and at any adjournments or postponements of the Annual Meeting.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are:

1.	to elect five directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2026;

3.	to amend the Company’s articles of incorporation to implement an increase in the number of shares of authorized common stock from 75,000,000 to 82,000,000 shares;

4.	to amend the Company’s 2019 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan by 2,000,000 shares;

5.

to approve a reverse stock split of the outstanding shares of our common stock (with no change to our authorized capital stock) at a ratio in the range from 1-for-20 to 1-for-25, with such ratio to be determined by the Odyssey Board of Directors and with such reverse stock split to be effected at such time and date as determined by the Odyssey Board of Directors in its sole discretion;

6.	to obtain non-binding advisory approval of the compensation of our named executive officers; and

7.	to transact such other business as may properly come before the Annual Meeting of Stockholders or at any adjournments or postponements thereof.

RECENT DEVELOPMENTS

Merger Agreement

On April 8, 2026, we announced that Odyssey, an Odyssey subsidiary (which we refer to as Merger Sub), and American Ocean Minerals Corporation (which we refer to as AOM), entered into an Agreement and Plan of Merger, or Merger Agreement, pursuant to which Merger Sub will merge with and into AOM, with AOM surviving the proposed merger and becoming a direct, wholly owned subsidiary of Odyssey. The proposed merger is expected to be completed in the late second to early third quarter of 2026.

Nothing related to the proposed merger, other than the Reverse Stock Split (Proposal 5), will be considered or voted upon at the Annual Meeting to which this proxy statement relates. Instead, we will hold on a later date a special meeting of our stockholders, or Special Meeting, at which any proposals related to the proposed merger that require stockholder approval will be considered and voted upon. The date of the Special Meeting has not yet been determined. Consummation of the proposed merger is subject to certain closing conditions set forth in the Merger Agreement.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	1

NOTHING IN THIS PROXY STATEMENT GIVES EFFECT TO, OR ASSUMES COMPLETION OF, THE PROPOSED MERGER.

Additional Information about the Proposed Merger; Where to Find It

In connection with the proposed merger, Odyssey will file a Registration Statement on Form S-4, which will include a document that serves as a prospectus and proxy statement of Odyssey, which we refer to as a proxy statement/prospectus, and Odyssey will file other documents regarding the proposed merger with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED MERGER. A definitive proxy statement/prospectus will be sent to Odyssey’s stockholders. Investors and security holders will be able to obtain these documents (when available) free of charge from the SEC’s website at www.sec.gov. In addition, investors and stockholders should note that we communicate with investors and the public using our website (www.odysseymarine.com) and the investor relations website (https://www.ir.odysseymarine.com) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Odyssey with the SEC.

Participants in the Solicitation

Odyssey, AOM, and their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies from Odyssey and AOM stockholders in respect of the proposed merger. Information about Odyssey’s directors and executive officers is available in this proxy statement for the Annual Meeting and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 31, 2026. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation in respect of the proposed merger and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC and Odyssey as indicated above.

No Offer or Solicitation

This proxy statement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

VOTING

Voting Rights

Only stockholders of record of Odyssey Marine Exploration, Inc. common stock on the record date, April 9, 2026, will be entitled to vote at our Annual Meeting. Each holder of record will be entitled to one vote on each matter for each share of common stock held by such holder on the record date. On the record date, there were 58,518,659 shares of our common stock outstanding.

A majority of the voting power that is present in person or by proxy shall at the Annual Meeting constitute a quorum at the Annual Meeting. Shares represented by a properly signed and returned proxy card will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote. Likewise, shares represented by “broker non-votes” will be treated as present for purposes of determining a quorum. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which instructions have not been

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	2

received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves to vote such shares on that matter. Your broker will not have discretion to vote on non-routine matters absent direction from you, including the election of directors, the advisory vote to approve our named executive officer compensation, and the proposal to amend our articles of incorporation. If you hold your shares through a broker, your broker is permitted to vote your shares on “routine” matters, which includes the ratification of the independent registered public accounting firm, even if the broker does not receive instructions from you.

The affirmative vote of the holders of a plurality of votes properly cast on the proposal at the Annual Meeting is required for the election of directors (Proposal 1). Stockholders may not cumulate votes in the election of directors. Proposals 2, 4, and 6 require the approval of the holders of a majority of votes properly cast on the proposal. Abstentions and broker non-votes have no effect on the determination of whether a director nominee or any proposal has received a plurality or majority of the votes cast. The affirmative vote of a majority of the voting power is required to amend the articles of incorporation to increase the authorized number of shares of our common stock (Proposal 3) and the proposed reverse stock split (Proposal 5). Abstentions and broker non-votes will have the same effect as votes against this proposal because the shares are considered outstanding voting power but are not affirmative votes.

If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Recommendations of the Board of Directors

The Odyssey Marine Exploration, Inc. Board of Directors recommends that you vote:

•	FOR each of the nominees to the Board of Directors (Proposal 1);

•	FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2);

•	FOR adoption of the amendment of the Company’s articles of incorporation to implement an increase in the number of shares of authorized common stock from 75,000,000 to 82,000,000 shares (Proposal 3);

•	FOR amendment of the Company’s 2019 Stock Incentive Plan to increase the number of shares authorized for issuance under the Plan by 2,000,000 shares (Proposal 4);

•	FOR approval of the reverse stock split of the outstanding shares of our common stock at a ratio in the range from 1-for-20 to 1-for-25, (Proposal 5); and

•	FOR the proposal to approve the compensation of our named executive officers (Proposal 6).

Voting via the Internet, by Telephone or by Mail

Registered Holders

If you are a “registered holder” (meaning your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A.), then you may vote either in person at the Annual Meeting or by proxy. If you decide to vote by proxy, you may vote via the Internet, by telephone or by mail, and your shares will be voted at the Annual Meeting in the manner you direct. For those registered holders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card or such holders may complete, sign, date and return the paper proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone or to receive a paper proxy card to vote by mail. Telephone and Internet voting facilities for registered stockholders of record will close at 9:30 a.m. (EDT) on June 1, 2026.

If you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the six proposals.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	3

Beneficial Owners

If, like most stockholders, you are a beneficial owner of shares held in “street name” (meaning a broker, trustee, bank, or other nominee holds shares on your behalf), you may vote in person at the Annual Meeting only if you obtain a “legal proxy” from the nominee that holds your shares and present it to the inspector of elections with your ballot at the Annual Meeting. Alternatively, you may provide voting instructions to the nominee that holds your shares by completing, signing and returning the voting instruction form that the nominee provides to you, or by using telephone or Internet voting arrangements described on the voting instruction form, the Notice of Internet Availability of Proxy Materials or other materials that the nominee provides to you.

Note to Beneficial Owners: Under applicable laws, a broker, trustee, bank, or other nominee has the discretion to vote on routine matters, including the ratification of the independent registered public accounting firm. Securities and Exchange Commission rules do not permit a broker, trustee, bank, or other nominee to vote on behalf of beneficial owners with respect to non-routine matters, such as the election of directors, an amendment to our articles of incorporation, or the advisory vote to approve our named executive officer compensation. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the Inspector of Elections with your ballot. Stockholders who have elected to receive the proxy materials electronically will receive an email on or about April 21, 2026, with information on how to access stockholder information and instructions for voting.

Electronic Delivery

Stockholders who have elected to receive our 2026 Proxy Statement and 2025 Annual Report on Form 10-K to stockholders electronically will receive an email on or about April 21, 2026, with information on how to access stockholder information and instructions for voting.

If you received your Notice of Internet Availability of Proxy Materials or all of your Annual Meeting materials by mail, we encourage you to sign up to receive your stockholder communications electronically. Email delivery benefits the environment and saves us money by reducing printing and mailing costs. With electronic delivery, you will be notified by email as soon as the Annual Report on Form 10-K and Proxy Statement are available on the Internet, and you may submit your stockholder votes online. Your electronic delivery enrollment will be effective until you cancel it. If you are a registered holder, visit www-us.computershare.com/Investor to create a login and to enroll. If you hold your shares of stock through a bank, broker, trustee or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future Proxy Statements and Annual Reports over the Internet and how to change your elections.

Changing or Revoking Your Proxy

You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Corporate Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares in “street name,” you must contact the nominee that holds the shares on your behalf to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

Admission to the Meeting

If you plan to attend the Annual Meeting, please bring the following:

1.

Proper identification, such as a driver’s license or passport containing a recent photograph. We may inspect your bags or packages, and we may require you to check them, and, in some cases, we may not permit you to enter the meeting with them. The use of cell phones, smartphones, recording and photographic equipment and/or computers is not permitted in the meeting room.

2.	“Acceptable Proof of Ownership” if your shares are held in “Street Name.”

Acceptable Proof of Ownership is either (a) a letter from your broker stating that you beneficially owned Odyssey Marine Exploration, Inc. stock on the record date, April 9, 2026, or (b) an account statement showing that you beneficially owned Odyssey Marine Exploration, Inc. stock on the record date.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	4

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Elections and disclosed in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	5

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election at this Annual Meeting

The Board of Directors currently consists of five directors, all of whom are standing for election at the Annual Meeting. The Board of Directors recommends the election as directors of the five nominees listed below. All five of the nominees, Mark D. Gordon, Mark B. Justh, Larissa T. Pommeraud, Jon D. Sawyer, and Todd E. Siegel are currently directors of the Company. The persons named as “proxies” in the form of proxy will vote the shares represented by all valid returned proxies in accordance with the instructions of the stockholders returning such proxies. If, at the time of the Annual Meeting, any of the nominees named below should be unable to serve, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors does not expect any of the nominees to be unable to serve as director.

The Board represents a wide range of experience and perspectives important to enhancing the Board’s effectiveness in fulfilling its oversight role. The table below sets forth the name and age of each nominee for director, indicating all positions and offices with the Company presently held; the period during which each person has served as a director; and any additional directorships with public companies. The term of each director will end at the next Annual Meeting of Stockholders and until their successors are elected and qualified or until the earliest of their death, resignation, or removal.

Mark D. Gordon Age 65 Director since January 2008; Chairman since June 2019; CEO since October 2014; President October 2007 – June 2019

Key Qualifications

The Board recognizes Mr. Gordon’s position with the Company as CEO and former President, as well as his entrepreneurial ability to build companies and lead them to realizing their true potential for success. He has helped guide the management team through the challenges and complexities of building a company; and he has strategically expanded opportunities for the Company by exploring new concepts and creative solutions to issues facing the Company, including funding, investor relations and communications forging lasting alliances across industry and organizational levels. Mr. Gordon’s leadership, management, strategic planning, business development and investor communications activities allow him to understand the complexities of the business and bring a unique perspective to the Board’s strategic discussions.

Mark B. Justh Age 61 Director since July 2013; Lead Director since June 2015; Chairman of the Audit Committee since June 2023; previously Chairman of the Audit Committee from June 2014-June 2016

Key Qualifications

The Board recognizes that Mr. Justh has results-oriented experience in the financial services industry. He has managed equities and derivatives distribution businesses in both the United States and Asia for J.P. Morgan and worked primarily with large global institutional investors and hedge funds. He has significant experience in both primary and secondary equities markets for both domestic and international corporations. The Board recognizes that Mr. Justh has an in-depth knowledge of industry trends, risk assessment and financial management. His background, both domestic and international, allows him to bring a unique perspective to the Board’s strategic and financial discussions, which provides the knowledge and practical understanding for chairing the Audit Committee.

Larissa T. Pommeraud Age 48 Director since March 2025

Key Qualifications

The Board recognizes that Ms. Pommeraud’s 20 years of strategic, governance, financial, business development and operations leadership experience will play a critical role in Odyssey’s mission and long-term vision for sustainable minerals, supporting clean energy transition, and ensuring a stable phosphate supply to strengthen global food security. Ms. Pommeraud brings extensive experience in corporate leadership, strategy and environmental sustainability with a strong focus on balancing economic growth with responsible resource management.

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Jon D. Sawyer Age 79 Director since November 2009; Chairman of Compensation Committee since March 2011; Chairman of Governance Committee June 2015-June 2021

Key Qualifications

The Board recognizes that Mr. Sawyer’s expertise in corporate securities law, including his past experience with the Securities and Exchange Commission and extensive knowledge of the management of public companies on various issues such as financing, corporate governance, disclosure issues, executive compensation reporting, and mergers and acquisitions, provide the Board valuable insights regarding governance, regulatory process and law. His experience, background and knowledge are valuable assets to the Board and give him further insight into chairing the Compensation Committee.

Todd E. Siegel Age 67 Director since March 2021; Chairman of the Governance and Nominating Committee since June 2021

Key Qualifications

The Board recognizes Mr. Siegel’s extensive experience as a chief executive, chairman and director of publicly held companies. Mr. Siegel’s broad business background, including management and operations, combined with his long relationship with and knowledge of all facets of the Company, makes him an asset to the Board. The Board of Directors believes his experience as a board member for several companies, including service on governance and capital committees, allows Mr. Siegel to bring insight as the chair of the Governance and Nominating Committee.

The affirmative vote of the holders of a plurality of votes properly cast on the proposal at the Annual Meeting is required for the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR the nominees named above.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	7

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth biographical information for at least the last five years as to the business experience of each of the Company’s executive officers and directors.

Directors

Mark D. Gordon has been a director since January 2008, Chairman since June 2019 and Chief Executive Officer since October 2014. He also serves on the Board of Directors of Marine Applied Research and Exploration (MARE), a non-profit agency focused on working collaboratively with state and federal agencies to explore and document deep-water ecosystems. Mr. Gordon was Odyssey’s President from October 2007 until June 2019 and Chief Operating Officer from October 2007 until October 2014 after serving as Executive Vice President of Sales. He joined the Company in June 2005 as Director of Business Development. Prior to joining Odyssey, Mr. Gordon started, owned, and managed four different entrepreneurial ventures from 1987 to 2003, including Synergy Networks, which he founded in 1993 and served as Chief Executive Officer until September 2003, when the company was sold to the Rockefeller Group. He continued to serve as President of Rockefeller Group Technology Services Mid Atlantic, a member of Rockefeller Group International, until December 2004. Mr. Gordon received a B.S. degree in Business Administration in 1982 and an M.B.A. degree in 1983 from American University.

Mark B. Justh joined Odyssey’s Board in July 2013 and was appointed as Lead Director in June 2015. Mr. Justh served as the Chairman of the Audit Committee from June 2014 to June 2016 and was re-appointed as Chairman of the Audit Committee in June 2023. He also serves on the Compensation and Governance and Nominating Committees. Mr. Justh has been the Chief Executive Officer of AOM since October 2025. Mr. Justh is also the CEO of JD Farms, an organic hay and antibiotic free cattle farm, as well as the co-founder of Eaton Hemp, an organic hemp farm, both of which are located in New York state. Mr. Justh served as Managing Director at J.P. Morgan, Hong Kong, for over ten years. Prior to that, Mr. Justh was a Partner at HPJ Media Ventures/DeNovo Capital from 2000 to 2002, where he managed a $25 million fund that made private investments in media properties. From 1994 to 2000 he was a Vice President at Goldman Sachs International, responsible for Institutional Equity Sales coverage of Switzerland and France for U.S. equity products. Mr. Justh earned his A.B. degree in Economics from Princeton University, his M.S. degree in Real Estate Finance from New York University and his M.B.A. degree from INSEAD (France). Mr. Justh was also honorably discharged from the U.S. Army Reserve as a First Lieutenant in the Medical Service Corps.

Larissa T. Pommeraud joined Odyssey’s Board of Directors in March 2025. She also serves on Odyssey’s Compensation and Governance and Nominating Committees. Ms. Pommeraud currently serves as Chief Operating Officer of Agno Health, Inc., a provider of mental health solutions, and as Board Chair of Marine Applied Research and Exploration (MARE), a non-profit agency focused on working collaboratively with state and federal agencies to explore and document deep-water ecosystems. She previously served as Chief Product Officer of League One Volleyball, Global General Manager of Emerging Businesses at Art.com, Head of Strategy & Corporate Development for StubHub, Vice President of Brand and Business Strategy at Arnold Worldwide, and Strategy Consultant as well as Head of North American Marketing and EMEA Strategy and Operations at Bain & Company. Ms. Pommeraud earned her B.A. in Economics and Environmental Science & Public Policy from Harvard University and holds an M.B.A. from INSEAD (France), where she was President of the student government.

Jon D. Sawyer joined the Board of Directors in November 2009 and has served as chairman of the Compensation Committee since March 2011. He also served as chairman of the Governance and Nominating Committee from June 2010 to June 2011 and once again from June 2015 to June 2021. He also serves on Odyssey’s Audit and Governance and Nominating Committees. Mr. Sawyer opened his own securities law firm in January 2014 in Denver, Colorado, and he retired from his securities law practice in January 2018. Prior to that he was a practicing securities lawyer with the firm of Jin, Schauer & Saad, LLC in Denver, Colorado, where he worked from March 2009 until December 2013. He started his securities law career working for the Denver Regional Office of the Securities and Exchange Commission as a trial attorney from 1976 to 1979. He worked the next 27 years practicing securities law in private practice, and during this time he served as securities counsel for Odyssey from 1997 to 2006. He was a partner with the Denver law firm of Krys, Boyle, P.C. from November 1996 until June 2007. From June 2007 until March 2009, he was a co-owner and worked full time in various capacities including President and general counsel for Professional Recovery Systems, LLC, a privately held financial services firm engaged in the business of purchasing, selling and collecting portfolios of consumer charged-off debt.

Todd E. Siegel joined the Board of Directors in March 2021 and has served as chairman of the Governance and Nominating Committee since June 2021. He also serves on the Audit and Compensation Committees. He is currently the Chief Executive Officer of Centered Solutions, LLC, an international company that specializes in prescription-based pharmacy automation,

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	8

workflow software and supply chain integration, a position he has held since 2017. Previously, Mr. Siegel served as President and Chief Executive Officer of MTS Medication Technologies, Inc. from 1993 to 2010. After the company was taken private, he continued to serve as Chief Executive Officer until the sale of MTS to Omnicell in 2012. Mr. Siegel is currently a member of the board of directors of Superior Group of Companies, Inc. (Nasdaq: SGC), where he chairs the Corporate Governance, Nominating and Ethics Committee and serves on the Capital Committee and the Compensation Committee.

Executive Officers

John D. Longley (age 58) was appointed President in June 2019 and has served as Chief Operating Officer since October 2014. Previously, Mr. Longley served as Senior Vice President since 2012 and Director of Business Operations since 2005, when he joined the Company. Mr. Longley works with the international research and marine operations departments to identify prospective projects and advance their value through geological, environmental, engineering, and commercial programs for mineral extraction in an environmentally responsible way. Prior to joining Odyssey, Mr. Longley served as Vice President of Sales and Marketing for Public Imagery from 2003 to 2005 and Director of Retail Marketing for Office Depot North American stores from 1998 to 2003. Mr. Longley graduated with a B.S. degree in Communications from Florida State University.

There are no family relationships among any of the directors or the executive officers of the Company.

Code of Ethics

Our Code of Ethics applies to our directors, officers, employees, and contractors, including our Chief Executive Officer, Chief Financial Officer, President and Chief Operating Officer and other persons performing similar functions. Within the time period required by the SEC and Nasdaq, we will post on our website any amendment to the Code of Ethics and any waiver applicable to any of our directors, or executive officers. A copy of the Code of Ethics can be found by clicking on the Investors section of our website, www.odysseymarine.com.

Board of Directors and Executive Officers

During the fiscal year ended December 31, 2025, our Board of Directors held five regular meetings, four special meetings and four executive sessions of independent directors. There were also thirteen meetings of a special transaction committee comprising directors independent from AOM and CIC Limited with respect to proposed transactions held during 2025. Each director then in office attended 100% of the aggregate number of meetings held by the Board of Directors, its committees and its private sessions during fiscal year 2025.

Directors standing for election are expected to attend the Annual Meeting of Stockholders. All of the directors in office as of December 31, 2025, attended the 2025 Annual Meeting of Stockholders.

Except as otherwise provided in an employment agreement, executive officers are appointed by the Board of Directors to hold office until the next Annual Meeting of the Company, which is expected to be June 1, 2026. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company. With respect to each of the above-named executive officers and directors, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), occurred during the past ten years.

Board Leadership Structure

Under our Corporate Governance Guidelines, our Board does not have a policy regarding whether the roles of Chairman and Chief Executive Officer should be separate because our Board believes it is in the best interests of our Company to retain the flexibility to have a separate Chairman and Chief Executive Officer or, if circumstances dictate, to combine the roles of Chairman and Chief Executive Officer.

Our leadership structure features a non-independent director serving as Chairman of the Board and Chief Executive Officer (Mark D. Gordon), and an independent director serving as Lead Director (Mark B. Justh), and strong, active independent directors serving on and chairing our Board committees. The Board of Directors periodically reviews this structure to determine the most appropriate structure. The Board also plans for the succession of the position of Chief Executive Officer, as well as certain other senior management positions, on an annual basis.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	9

Executive Sessions

Our independent directors meet regularly in executive session without employee-directors or other executive officers present. The Lead Director presides at these meetings. During 2025, the independent directors met four times in executive session.

Risk Oversight

It is management’s responsibility, led by our general counsel, to manage risk and to bring material risks to the attention of the Board of Directors. Risk assessment and oversight is a key function of our Board of Directors. In meetings in which all members of the Board are in attendance, risk assessment and oversight issues are a frequent topic of discussion and action. Because of its significance, the task of risk assessment and oversight is functionally shared by management, the Audit Committee and the Governance and Nominating Committee.

During 2025, management enhanced its cybersecurity efforts by continuing the following actions:

•	our systems infrastructure is located in a cloud-based environment to increase our security and data reliability;

•	employing various measures to mitigate user download risks;

•	utilizing a best-in-class cybersecurity and threat monitoring/detection/response service providing 24/7/365 protection and utilizing both automated and live teams;

•	an extra cloud-based data backup service to safeguard our data and to help ensure business continuity and compliance;

•	requiring all employees and full-time consultants to complete cybersecurity training;

•	cybersecurity is discussed thoroughly with the Board at formal meetings; and

•	utilizing an automated security awareness that delivers simulated phishing tests on all users and provides personalized phishing awareness training as needed

Our Environmental, Social, and Governance Committee, comprising key senior leaders, oversees the risks related to the environment, our people, communities, and corporate governance, and how these topics may impact our business, initiatives, and policies. This includes our communication of relevant factors with internal and external stakeholders. Ultimate oversight lies at the Board of Directors level. The Board of Directors relies on the ESG Committee, to evaluate impact, set and implement initiatives, and to provide regular updates to, and gather input from, the Board of Directors.

Our Compensation Committee has concluded that the Company’s incentive compensation plans are not structured toward performance measures that encourage risk-oriented activities by officers and key employees.

Board Diversity

The Company understands and appreciates that a Board of Directors consisting of individuals with diverse personal characteristics, experiences, skills, and attributes contribute positively to corporate governance and enhancing stockholder value. The Company has no express diversity policy in the identification of nominees for director; diversity is one of many factors that the Board of Directors considers in identifying candidates. Further qualifications are set forth in the Charter and Guidelines of the Governance and Nominating Committee.

Board Diversity Characteristics As of March 31, 2026
	Female	Male

Part I: Gender

Directors	1	4

Part II: Demographic Background

White		4

Did Not Disclose Demographic Background	1

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	10

Independence of Board Committee Members
The Company currently has four directors, Mark B. Justh, Larissa T. Pommeraud, Jon D. Sawyer and Todd E. Siegel, who are “independent directors” as defined in Rule 5605 of the listing standards of the Nasdaq Stock Market. The Board of Directors affirmatively determined, from its review of the completed Directors and Officers Questionnaires, that each of the current independent directors nominated for election at the Annual Meeting continues to meet the standards for independence under Nasdaq and Exchange Act Rules.
Service on Other Boards of Directors
Our Board of Directors believes that each director of the Company should be allowed to sit on the board of not more than two publicly traded companies without the prior approval of the Board of Directors. It is the position of the Board that approval of a director to sit on more than two boards simultaneously while sitting on Odyssey’s Board will be limited to special circumstances, provided that the arrangement will not interfere with the director carrying out the duties to the Board of the Company. None of our directors currently sits on the board of more than two publicly traded companies.
Director Stock Ownership Policy
To further establish the link between our directors and stockholder interests, the Board of Directors adopted a Director Stock Ownership Policy in 2013. The policy requires each director, within five years of the applicable date, to hold an amount of our common stock valued at four times the amount of the annual retainer for the year the policy first applies to them. The Stock Ownership Policy must be met no later than the fifth anniversary of a director’s initial election or appointment. Each of our current directors who has served for at least five years has met this requirement.
Insider Trading Policy
Our Insider Trading Policy, which is attached as Exhibit 97.1 to our Form
10-K
for the period
ended
December 31, 2025 and incorporated herein by reference thereto, expressly states that no director, officer, employee, subcontractor, consultant, visitor or business invitee of the Company who is aware of material nonpublic information relating to the Company may, directly or through a family member or other person or entities, (a) buy or sell securities of the Company, or engage in any other action to take personal advantage of that information, or (b) disclose that information to anyone outside of the Company, including family members or friends.
The Company’s Insider Trading Policy, in appropriate circumstances, permits transactions pursuant to a pre-approved
trading plan that complies with Rule
10b5-1
to take place during periods in which the individual entering the transaction may have material nonpublic information or during blackout periods. Our Insider Trading Policy also prohibits hedging and pledging transactions in our common stock by officers, directors, employees and any other person covered by our Insider Trading Policy. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities.
The Company provides mandatory semi-annual training to all directors, employees and full-time consultants regarding the Company’s Insider Trading Policy.
Timing of Grants of Equity Awards
Pursuant to the Company’s 2019 Stock Incentive Plan, all equity grants made to any named executive officer, director, or other employee must be made by the Compensation Committee of the Board of Directors.
The Committee seeks to maintain a regular schedule with respect to annual equity grant awarded by the Committee as long-term incentives to officers and employees, generally with approval by the Committee in November or December for the following year to ensure that grants do not coincide with any important dates in the fiscal year, including annual financial reports. The annual equity component of director compensation is scheduled to occur in close proximity to the Annual Meeting of Stockholders. Directors may also elect to receive equity awards in lieu of cash earned on a quarterly basis.
The Committee does not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. However, the Committee would consider deferring a grant date until the Company is no longer in possession of material nonpublic information on a case-by-case
basis.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	11

Annual Board Self Assessments
The Board conducts an annual self-evaluation coordinated by the Chairman of the Governance and Nominating Committee. The evaluation process includes multiple layers including a full board evaluation, an evaluation of the Audit Committee by the full board and a self-evaluation by the Audit Committee. In addition, each of the Compensation Committee and the Governance and Nominating Committees conducts an annual self-evaluation. This process helps inform the Governance and Nominating Committee of the director skills and experience qualifications to meet current and anticipated needs of the business. All facets of Board and committee activity are evaluated and discussed during the reporting process.
To protect anonymity and the integrity of the Board evaluation process, our General Counsel compiles the responses into a report on behalf of the Governance and Nominating Committee. The most recent Board self-evaluation process was conducted, reported on and discussed by the Board in March 2026.
Environmental, Social and Governance (ESG)/Responsibility
Our focus on maintaining accountability, transparency and being a trusted partner is at the core of our mission statement: to provide access to critical resources in an environmentally responsible manner that will bring societal and economic benefit for generations to come.
Oversight and accountability throughout the organization for our approach to the environment, our people, and communities, starts with our Board of Directors, which consists of highly qualified leaders in their respective fields who bring a range of experiences and perspectives to the Board. Governance aspects including information on director independence and diversity, our Code of Ethics, and our cybersecurity program are discussed in other sections of this Proxy Statement. On our website at
www.odysseymarine.com
you can find more information on each of these areas.
All of our current projects involve subsea mineral resource development. Environmental considerations are therefore deeply ingrained into every aspect of our business and operating framework, and we will not proceed with projects unless world-class environmental science supports that resources can be recovered in an environmentally responsible way.
To enable our commitment to work in line with leading global standards, our projects are conducted under the supervision of a Chief Environmental Scientist for environmental management, and a Qualified Person/Competent Person to assure mineral resource confidence. We are also advised by a Seabed Mineral Advisory Board comprised of technical advisors and subject matter experts.
We maintain compliance with standards for safeguarding health, safety and the environment such as International Organization for Standardization standards. Additionally, we abide by the codes of conduct, practices and principles of the International Marine Minerals Society (IMMS).
We are committed to maintaining an incident-free, healthy work environment for employees and contractors. Our focus on responsible seafloor exploration includes adhering to international best practices in occupational health and safety, and we maintain risk control measures and use several key performance indicators to measure performance and track progress towards our safety goals.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	12

We believe our success has always been dependent on our team of professionals who are passionate about the ocean, discovery, and making a difference. Therefore, we invest in our people and cultivate a dynamic, engaging, safe and welcoming workplace that drives innovation, encourages collaboration, and helps our people thrive.

We have a long-tenured team that continues to grow and attract world-class experts. We believe this is a testament to our culture of treating our team with respect and providing them with the tools and setting to be productive and innovative. We prioritize well-being, and we strive to provide competitive compensation and benefits. We recognize that our ability to retain and recruit employees with diverse backgrounds and perspectives is critical to drive innovation and to adapt to future challenges.

We strive to be a strong partner in the communities where we operate. We aspire to build and sustain a trusted relationship with community stakeholders to earn and maintain our social license to operate. We work to achieve this through engaging with the community, local job creation, training and development, as well as being mindful of potential adverse impacts. Our actions are guided by our Code of Ethics, including our anti-bribery and corruption policy, as well as applicable laws. We have also instituted a formal grievance mechanism, which is reported to the Board of Directors and the General Counsel.

Committees of the Board

We have three standing committees: the Governance and Nominating Committee, the Compensation Committee, and the Audit Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found in the Investors section of our website, www.odysseymarine.com.

The members of the committees, as of the date of this proxy statement, are identified in the following table:

Name	Audit Committee	Compensation Committee	Governance & Nominating Committee
Mark B. Justh	<	●	●
Larissa T. Pommeraud		●	●
Jon D. Sawyer	●	<	●
Todd E. Siegel	●	●	<

< Represents Committee Chair

Governance and Nominating Committee

The Governance and Nominating Committee Charter and Guidelines were adopted in May 2006 and have been reviewed, amended and updated by the Board of Directors from time to time as necessary. The Governance and Nominating Committee Charter and Guidelines were last amended by the Board of Directors in March 2015. The Governance and Nominating Committee Charter and Guidelines were reviewed during March 2026 with no changes made. A copy of the Governance and Nominating Committee Charter and Guidelines is available on our website at www.odysseymarine.com. The Governance and Nominating Committee presently consists of Mark B. Justh, Larissa T. Pommeraud, Jon D. Sawyer, and Todd E. Siegel (Chairman). The purpose of the committee is to provide assistance to the Board of Directors in fulfilling its responsibility with respect to oversight of the appropriate and effective governance of the Company including (i) identification and recommendation of qualified candidates for election to its Board of Directors and its committees; (ii) development and recommendation of appropriate corporate governance guidelines for the Company; (iii) recommendation of appropriate policies and procedures to ensure the effective functioning of the Board of Directors; (iv) recommendations regarding the appointment of corporate officers and the adoption of appropriate processes to ensure management succession and development plans for the principal officers of the Company and its key subsidiaries; and (v) recommendations regarding proposals submitted by stockholders of the Company. During the fiscal year ended December 31, 2025, the committee held four meetings.

The nomination process for incumbent members of the Board consists of an annual review by the committee in which the committee reviews each member’s (i) ability and willingness to continue service on the Board; (ii) past performance as a member of the Board; and (iii) continued Board eligibility and independence. If a director vacancy arises, the committee shall

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	13

seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or for election at the Stockholders’ Annual Meeting. A director nominee shall meet the director qualifications as determined by the Board from time to time, including that the director nominee possesses personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s stockholders. The Governance and Nominating Committee gives consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity. The committee uses a Director Nomination Form, a Corporate Director Questionnaire, and background reports as appropriate to assess the background and qualification of prospective candidates.

A candidate may be nominated for appointment or election to the Board by the committee or by a stockholder who, in compliance with Rule 14a-8, has continuously held a market value of our common stock by the date it submits the proposal (i) of at least $2,000 not less than three years, (ii) of at least $15,000 for a period not less than two but less than three years, or, (iii) of at least $25,000 for a period of not less than one year but less than two years. In accordance with Rule 14a-8, stockholder proposals intended for inclusion in the Company’s proxy statement for the 2027 Annual Meeting of Stockholders must be received by the Company no later than December 21, 2026. Such proposals must meet certain requirements of applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that meeting. Proposals must set forth the name, age, and address of the person recommended for nomination; the principal occupation or employment of the person recommended for nomination; a statement that the person is willing to be nominated and will serve if elected; and a statement as to why the stockholder believes that the person should be considered for nomination for election to the Board of Directors and how the person meets the criteria to be considered by the Committee described above. Furthermore, aggregation of holdings for the purposes of satisfying the ownership thresholds is not allowed; any stockholder presenting a proposal through a designated representative shall provide documentation clearly indicating the representative is authorized to act on the stockholder’s behalf and to provide a meaningful degree of assurance as to the stockholder’s identity, role, and interest in the proposal; and any stockholder presenting a proposal must state that it is able to meet with the Committee in person or by teleconference between 10 and 30 calendar days after submitting the proposal.

To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies for the Company’s 2027 Annual Meeting of Stockholders in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 2, 2027.

If the date of the Company’s 2027 Annual Meeting of Stockholders is changed by more than 30 calendar days from the anniversary of the 2026 Annual Meeting of Stockholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company, in accordance with Rule 14a-19(b)(1).

Stockholders also may submit proposals in connection with the Company’s 2027 Annual Meeting of Stockholders outside of the processes set forth in Rule 14a-8 of the Exchange Act. Stockholders who wish to present such proposals must submit their proposals on or before December 21, 2026.

Proposals may be mailed to Odyssey Marine Exploration, Inc., to the attention of the Corporate Secretary, 205 S. Hoover Boulevard, Suite #210, Tampa, FL 33609.

Compensation Committee

The Compensation Committee presently consists of Mark B. Justh, Larissa T. Pommeraud, Jon D. Sawyer (Chairman) and Todd E. Siegel, all of whom are independent directors as defined in Rule 5605 of the listing standards of the Nasdaq Stock Market. The Compensation Committee Charter was adopted by the Board of Directors in April 2005 and has been reviewed, amended and updated by the Board from time to time as necessary. The Charter is reviewed annually and was last amended by the Board during November 2023. A copy of the Compensation Committee Charter is available on the Company’s website at www.odysseymarine.com. The Compensation Committee reviews and recommends to the Board compensation plans, policies and benefit programs for employees including stock options, distribution of stock in any form, incentive awards and termination agreements. The Committee sets the compensation arrangements for our executive officers and makes recommendations to the Board regarding the compensation of our independent directors. The Committee may form, and where legally permissible, may delegate authority to subcommittees when the Committee deems it appropriate or desirable to facilitate the operation or administration of the plans or programs. Where legally permissible the Committee may also delegate authority to committees consisting of employees who are not directors when the Committee deems it appropriate or desirable for the efficient administration of employee compensation and benefit plans. The Compensation Committee solicits and

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	14

considers recommendations from executive officers regarding company performance strategic priorities and metrics, as well as long-term incentive and other stock awards, to ensure alignment with company goals. The Compensation Committee also engages third-party consultants to provide benchmarking and executive compensation structuring services from time to time. During the fiscal year ended December 31, 2025, the Compensation Committee held four meetings.

The Compensation Committee will also consider the annual non-binding stockholder vote on executive compensation in setting executive compensation each year. At our 2025 Annual Meeting, over 92% of votes cast were in favor of approving our executive compensation for 2025.

Audit Committee

The Audit Committee presently consists of Mark B. Justh (Chairman), Jon D. Sawyer and Todd E. Siegel, who are independent directors (as defined in Rule 5605 of the listing standards of the Nasdaq Stock Market), and also meet the independence standards of SEC Rule 10a-3(b)(1). Mr. Justh serves as the Audit Committee Financial Expert. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls. It also facilitates open communication between the Audit Committee, the Board, Odyssey’s independent registered public accounting firm and management. The Audit Committee is responsible for reviewing the audit process and evaluating and retaining the independent registered public accounting firm. The independent registered public accounting firm meets with the Audit Committee to review and discuss various matters pertaining to the audit, Odyssey’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Odyssey. The Audit Committee is charged with the treatment of complaints for the confidential, anonymous submission by Odyssey employees regarding potential questionable accounting or auditing matters. The Audit Committee follows a written charter outlining its duties, responsibilities and practices.

The Audit Committee Charter was adopted in January 2003 and has been reviewed, amended and updated by the Board from time to time as necessary. The Charter and the accompanying Responsibilities Checklist are reviewed annually, and the Audit Committee Responsibilities Checklist was last amended by the Board in November 2025. Both the Charter and Responsibility Checklist were reviewed by the Board in March 2026, with no changes made. A copy of the Audit Committee Charter and Responsibilities Checklist is available on the Company’s website at www.odysseymarine.com. During the fiscal year ended December 31, 2025, the Audit Committee held a total of seven meetings: two executive meetings, with the independent registered public accounting firm without management, and five Audit Committee meetings in which all aspects of its oversight role were discussed. The report of the Audit Committee is included in this Proxy Statement.

The Board of Directors has determined that Mark B. Justh is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. After careful review of his Director and Officer Questionnaire and given his experience, the Board made its determination that Mr. Justh has the attributes of an audit committee financial expert after carefully considering his education, experience, expertise, and other relevant qualifications.

Report of the Audit Committee

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight of the quality and integrity of accounting, auditing and reporting. The role of the Audit Committee includes appointing the independent registered public accounting firm; reviewing the services performed by the Company’s independent registered public accounting firm; approving and reviewing fees of the independent registered public accounting firm; evaluating the accounting policies and internal controls; reviewing compliance with the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and other anti-bribery and anti-corruption policies relevant to the Company; reviewing significant financial transactions; and reviewing compliance with significant applicable legal, ethical and regulatory requirements. Although the full Board of Directors has the ultimate authority for effective corporate governance, including the oversight of corporate management, the Audit Committee’s role also includes inquiring about significant risks, reviewing risk management, and assessing the steps management has taken to mitigate or control these risks.

Our management is responsible for our internal controls and financial reporting process; the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter, which outlines the duties, responsibilities and practices, can be found on our website at www.odysseymarine.com. The Audit Committee has a formal policy to receive complaints from employees regarding internal controls or financial reporting matters. This whistleblower process is communicated to both employees and consultants and is monitored by the Audit Committee chairman.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	15

The Company’s outside independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of Odyssey’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB) and expressing an opinion on the conformity of the Company’s financial statements in accordance with generally accepted accounting principles (GAAP) accepted in the United States. The Audit Committee has reviewed and discussed with the independent registered public accounting firm its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent registered public accounting firm under Statement on Auditing Standards 61, as amended (AICPA, Professional Standards Vol. 1, AU Section 380), and as adopted by the PCAOB in Rule 3200T. The independent registered public accounting firm has full and free access to the Audit Committee.

The Audit Committee recognizes the importance of maintaining the independence of Odyssey’s independent registered public accounting firm. The Company prohibits its auditors from performing non-financial consulting services, such as information technology consulting or internal audit services. The Audit Committee has received the written disclosures and the letters from Grant Thornton LLP dated January 27, 2026, required by PCAOB Rule 3526, regarding the independent accountant’s communications with the audit committee concerning independence. The members of the Audit Committee have no financial or personal ties (other than equity ownership and relationships as described in this proxy statement) to Odyssey and all are “financially literate” and “independent” with respect to the Company.

Two years ago, on February 20, 2024, the Audit Committee and the Board of Directors, in consultation with the Company’s management and a “Big Four” firm engaged as our external accounting advisors, concluded that the Company should restate certain of its consolidated financial statements, and that its financial statements included in the Company’s Forms 10-Q for each of the interim periods ended June 30, 2019, through June 30, 2023, and Forms 10-K for each of the years ended December 31, 2019, through December 31, 2022, should no longer be relied upon. These conclusions were due to a technical accounting error identified in the Company’s historical accounting treatment of the Company’s litigation financing used to fund its pending NAFTA arbitration, as a result of which the Company reevaluated its accounting treatment of the litigation financing and determined that it should be accounted for and classified as a derivative liability on the balance sheet, measured at fair value at each reporting date, with the corresponding change in market value being accounted for in the statement of operations.

The determinations regarding the change in accounting treatment and the restatements of previously filed financial statements required significantly increased involvement of the Audit Committee. Accordingly the adequacy of our internal controls, qualitative aspects of financial reporting in the accounting principles, the reasonableness of significant judgments and estimates, and the clarity of the disclosures in our financial statements remain a primary focus of discussion in the Audit Committee’s meetings, along with discussion of the critical audit matters identified by Grant Thornton LLP in its reports to us included in our Form 10-K for the years ended December 31, 2022, 2023, 2024 and 2025.

The Audit Committee’s increased involvement also continues to include increased oversight of the Company’s efforts to remediate the material weakness in the Company’s internal control over financial reporting, including by ensuring that the Company has sufficient resources with the adequate technical skills to identify and evaluate specific accounting positions and conclusions, including by engaging accounting advisory consultants to provide additional depth and breadth in our financial reporting and technical accounting functions

The Audit Committee, in fulfilling its oversight responsibilities, reviewed with management and the independent registered public accounting firm the audited financial statements and the notes thereto in the Company’s Form 10-K for the fiscal year ended December 31, 2025. The Company’s independent registered public accounting firm expressed the opinion that the Company’s audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States and to include a going concern paragraph at the end of an unqualified audit opinion.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2025, be included in Odyssey Marine Exploration, Inc.’s Annual Report on Form 10-K for its 2025 fiscal year for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Mark B. Justh, Chairman

Jon D. Sawyer

Todd E. Siegel

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	16

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors through our Corporate Secretary by writing to the following address: Odyssey Marine Exploration, Inc., Attention: Board of Directors, 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609. Our Corporate Secretary will forward all correspondence to the Board of Directors. A stockholder who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Odyssey Marine Exploration, Inc.’s common stock as of April 15, 2026, by each person known to us to beneficially own more than 5% of our common stock, each director, each named executive officer listed in the “Summary Compensation Table,” and all current directors and executive officers as a group. The number of shares of common stock outstanding used to calculate the percentage for each listed person includes the shares of common stock underlying options and restricted stock units and rights to acquire common stock beneficially owned by that person that are exercisable or will be settled within 60 days following April 15, 2026.

Except as described below under “Certain Relationships and Related Party Transactions,” or as otherwise indicated in a footnote, all of the beneficial owners listed have, to our knowledge, sole voting, dispositive and investment power with respect to the shares of common stock listed as being owned by them. Unless otherwise indicated in a footnote, the address for each individual listed below is c/o Odyssey Marine Exploration, Inc., 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)		Percentage of Class

Mark D. Gordon, Chief Executive Officer and Chairman	1,103,357	(2)	1.86%

John D. Longley, Chief Operating Officer	431,139	(3)	*

Mark B. Justh, Director	1,047,200	(4)	1.77%

Larissa T. Pommeraud	106,143	(5)	*

Jon D. Sawyer, Director	211,527	(6)	*

Todd E. Siegel, Director	231,443	(7)	*
Officers & Directors as a Group TOTAL	3,130,809		5.17%

Sina Toussi/Two Seas Capital LP/Two Seas Capital GP LLC 32 Elm Place 3rd Floor Rye, NY 10580	5,857,448	(8)	9.99%

Greywolf Capital Management LP/Greywolf GP LLC/Jonathan Savitz 4 Manhattanville Rd, Suite 201 Purchase, New York 10577	6,394,323	(9)	10.96%

Promotora de Inversiones CapLat Espana, SL Avenida Diagonal 131 Barcelona, 08018, España	3,931,466	(10)	6.74%

*Indicates less than one percent of common stock.

(1)	Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.

(2)	Consists of 246,993 shares, 385,242 contingently issuable shares and 471,122 shares underlying currently exercisable stock options held by Mr. Gordon.

(3)	Consists of 5,847 shares, 144,466 contingently issuable shares and 280,826 shares underlying currently exercisable stock options held by Mr. Longley.

(4)

Consists of 473,965 shares and 385,242 contingently issuable shares held by Mr. Justh, 77,159 shares held by his spouse and 834 shares held by Hybrid Equity Partners LLC, a limited liability company of which Mr. Justh is a member, 90,000 shares underlying currently exercisable stock options and 20,000 shares underlying restricted stock units held by Mr. Justh.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	18

(5)	Consists of 48,643 shares and 37,500 shares underlying currently exercisable stock options and 20,000 shares underlying restricted stock units held by Ms. Pommeraud.

(6)

Consists of 79,997 shares held jointly by Mr. Sawyer and his spouse, 10,455 shares held by Sawyer Family Partners, Ltd., a limited partnership of which Mr. Sawyer serves as the general partner, and 101,075 shares underlying currently exercisable stock options and 20,000 shares underlying restricted stock units held by Mr. Sawyer.

(7)	Consists of 114,902 shares and 96,541 shares underlying currently exercisable stock options and 20,000 shares underlying restricted stock units held by Mr. Siegel.

(8)	Based on Schedule 13D filed by Sina Toussi, Two Seas Capital LP and Two Seas Capital GP LLC on April 13, 2026.

(9)

Based on Schedule 13G filed by Greywolf Capital Management LP, Greywolf Opportunities Master Fund II LP., Greywolf Advisors LLC, Greywolf GP LLC, and Jonathan Savitz on March 4, 2026. Greywolf Opportunities Master Fund II LP and Greywolf Advisors LLC, as the general partner of Greywolf Opportunities Master Fund II LP, are deemed to be the beneficial owners of 6,051,932 shares with respect to the shares held by Greywolf Opportunities Fund II LP.

(10)

Based on Schedule 13G filed by Capital Latinoamericano, S.A. de C.V., Promotora de Inversiones CapLat Espana, S.L. and Juan Antonio Carlos Cortina Gallardo on July 31, 2025. Capital Latinoamericano, S.A. de C.V., as the sole owner of Promotora de Inversiones CapLat Espana, S.L, and Juan Antonio Carlos Cortina Gallardo, as the sole manager and shareholder of Capital Latinoamericano S.A. de C.V., are also deemed to be beneficial owners of 3,931,466 shares with respect to the shares held by Promotora de Inversiones CapLat Espana, S.L.

Securities Reserved for Issuance Under Equity Compensation Plans

The following table sets forth information about the Company’s common stock that was available for issuance under all the Company’s existing equity compensation plans as of December 31, 2025:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (# )	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (#)
Equity compensation plans approved by security holders	2,976,574(1)	2.48	230,991(2)
Equity compensation plans not approved by security holders	1,841,137(3)	-	-

(1)	Consists of 2,764,574 stock options and 212,000 restricted stock units under the 2015 and 2019 Stock Incentive Plans approved by stockholders.

(2)	Includes shares available for issuance under the 2019 Stock Incentive Plan, only. There are no securities remaining available for future issuance under the 2015 Stock Incentive Plan.

Each outstanding stock option or restricted stock unit may be settled in stock on a one-for-one basis. The weighted average exercise price of the 2,764,574 stock options is $2.67. There are 212,000 restricted stock units outstanding. The shares available for issuance under the 2019 Stock Incentive Plan are available for Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights. The Amended 2015 Stock Incentive Plan expired on January 2, 2025, and will no longer provide additional awards. Options or awards then outstanding may vest or be exercised until they expire or terminate. The 2019 Stock Incentive Plan was approved by the stockholders during June 2019 and expires on June 3, 2029, after which there may be no further grants or awards of shares remaining in the plan. Options or awards then outstanding may be exercised until they expire or terminate.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	19

(3)

Pursuant to an equity exchange agreement dated June 27, 2025, there are conversion rights outstanding for 1,841,137 shares of common stock which will be issued in exchange for compensatory equity interest in a subsidiary transferred to the Company on June 27, 2025. The common stock underlying the conversion rights will be issued upon the earlier to occur of (i) the fifth anniversary of the exchange or (ii) the date on which the environmental impact statement or certain other approvals are obtained by our subsidiaries in Mexico.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, executive officers, and beneficial owners of greater than 10 percent of the Company’s common stock to file reports concerning their ownership of and transactions in Company common stock. Based on a review of the copies of those reports furnished to the Company, or written representations that no other reports were required, the Company believes that its officers and directors complied with all such filing requirements under Section 16(a) during 2025 except that Mr. Gordon, Chief Executive Officer, Mr. Longley, President and Chief Operating Officer, and Mr. Justh, Director, each filed a Form 4 two days late on July 3, 2025 reporting the acquisition of shares pursuant to a share exchange agreement with the Company on June 27, 2025.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	20

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Introduction

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this Proxy Statement.

This section details the objectives and design of our executive compensation program. It includes a description of the compensation provided in 2025 to our executive officers who are named in the Summary Compensation Table and listed below:

Mark D. Gordon	Chief Executive Officer

John D. Longley	President and Chief Operating Officer

Employment Agreements with Our Named Executive Officers

Mark D. Gordon

In August 2014, Odyssey entered into an employment agreement with Mark D. Gordon providing for Mr. Gordon to assume the position of Chief Executive Officer, and Mr. Gordon assumed that position on October 1, 2014. The employment agreement was for an initial term of three years and automatically renews for successive one-year periods unless terminated by Odyssey or Mr. Gordon upon ninety (90) days written notice given prior to the end of the initial term or any renewal term. On November 30, 2016, the employment agreement was amended to reflect the effect of a one-for-twelve reverse stock split and to adjust the exercise prices at which vesting would occur as deemed appropriate by the Compensation Committee. On June 6, 2019, the employment agreement was further amended to extend the vesting period for certain restricted stock units held by Mr. Gordon until September 30, 2020. On August 8, 2021, the employment agreement was further amended to extend the vesting period for certain restricted stock units held by Mr. Gordon to October 1, 2022, at which time the units expired unexercised.

Pursuant to the employment agreement, as amended, Mr. Gordon will be paid a salary of not less than $350,000, subject to review at least annually. Mr. Gordon is also entitled to participate in Odyssey’s annual incentive plan (which provides for a target award of no less than 70.0% of Mr. Gordon’s salary) and Odyssey’s long-term incentive program (which provides for a target value of no less than 125.0% of Mr. Gordon’s salary). Mr. Gordon also received the following equity awards under the employment agreement and Odyssey’s 2005 Stock Incentive Plan:

•	a restricted stock award of 8,333 shares of common stock that vested immediately, having a value of $15.24 per share on the date of grant; and

•

an initial grant of restricted stock units representing 41,667 shares of common stock that would vest in 25.0% increments when the average closing share price of Odyssey’s common stock for any 20 consecutive trading days reaches $12.00, $13.71, $15.43, and $17.14, subject to Mr. Gordon’s continued employment. The restricted shares remained unvested on October 1, 2022, and were forfeited.

Mr. Gordon’s employment may be terminated at any time by Odyssey with or without cause (as defined in the employment agreement) or by Mr. Gordon with or without good reason (as defined in the employment agreement). If Mr. Gordon’s employment is terminated by Odyssey without cause, by Mr. Gordon with good reason, or if Odyssey elects not to renew the employment agreement at the end of the initial term or any renewal term, Mr. Gordon will be entitled to receive (a) his salary and earned annual or long-term incentive compensation through the date of termination (the “Accrued Obligations”); (b) an amount equal to 200.0% of his salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents until the date he is no longer eligible to receive COBRA continuation coverage. All outstanding unvested stock options and restricted stock awards would become fully vested.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	21

If Mr. Gordon’s employment is terminated by Odyssey with cause, by Mr. Gordon without good reason, or if Mr. Gordon elects not to renew the employment agreement at the end of the initial term or any renewal term, Odyssey will have no further payment obligations to Mr. Gordon other than for the Accrued Obligations.

The employment agreement further provides for the vesting of all outstanding unvested stock options and restricted stock awards upon a change-in-control, which is defined in the employment agreement to include (a) a person or group acquiring 40.0% or more of the fair market value or voting power of the Company’s stock, (b) a person or group acquiring 25.0% or more of the voting power of the Company’s stock during a twelve-month period, and (c) a majority of the members of the Company’s Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the Board of Directors before the date of election or appointment. If Mr. Gordon’s employment is terminated by him for good reason or by Odyssey without cause (excluding death or disability) within 24 months after a change-in-control, Mr. Gordon will be entitled to receive (w) the Accrued Obligations; (x) an amount equal to 250.0% of his salary and target annual incentive award for the year in which termination occurs; (y) a prorated incentive award or bonus for the year in which termination occurs; and (z) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents until the date he is no longer eligible to receive COBRA continuation coverage. All outstanding unvested stock options and restricted stock awards will become fully vested, with all options being exercisable for the remainder of their full term.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by the Company’s Chief Executive Officer (“CEO”) and the other most highly compensated executive officers for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2025, and 2024. These individuals, including the CEO, are collectively referred to in this Proxy Statement as the “Named Executive Officers” or “NEO”.

2025 SUMMARY COMPENSATION TABLE

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal Position (1)	Year	Salary	Bonus	Awards ($)(2)	Awards ($)(3)	Compensation ($)	Compensation ($)(4)	Total ($)

Mark D. Gordon, Chief Executive Officer	2025	$548,089	$0	$450,497	$181,000	$369,960	$1,163	$1,550,709

	2024	$509,850	$50,000	$0	$312,000	$0	$30,393	$902,243

John D. Longley, President and Chief Operating Officer	2025	$343,505	$0	$200,499	$181,000	$231,866	$1,366	$958,236

	2024	$298,700	$25,000	$0	$312,000	$0	$1,543	$637,243

(1)	The offices held by each named executive officer are as of December 31, 2025.

(2)

The amounts reported reflect the fair value of restricted stock units and other conversion rights in accordance with Accounting Standards Codification topic 718 – Stock Compensation (“ASC 718”). The 2025 amounts shown for each NEO are the restricted stock fair values on December 2, 2025, the date of grant of LTI awards plus the fair value of other conversion rights on June 27, 2025 the date of issuance of the conversion rights. On June 27, 2025, each NEO entered into a compensatory share exchange agreement with the company under which each NEO tendered equity or the rights to equity in a subsidiary to the company and will receive shares of the company’s common stock upon the earliest of (i) the five year anniversary or the exchange agreement or (ii) the date on which the environmental impact statement or certain other approvals are obtained by the subsidiary. These rights to common stock vested on the date of the exchange agreement. For Mr. Gordon, the fair value of the share exchange was $399,997 and for Mr. Longley the fair value of the share exchange was $155,744.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	22

(3)

The amounts reported reflect the fair value of stock option awards, in accordance with Accounting Standards Codification topic 718 – Stock Compensation (“ASC 718”), awarded under the 2019 Stock Incentive Plan. The 2025 amounts shown for each NEO are the stock option fair values on December 2, 2025, the date of grant of LTI awards. The assumptions made in determining the fair value of the stock options are hereby incorporated by reference to the information under the heading “Stock-Based Compensation” in our Form 10-K for the period ended December 31, 2025. The stock options granted vest in 1/36 of the number of options granted on the last day of each month beginning December 31, 2025. The stock options may be exercised for the number of shares vested until the expiration of the stock option awards.

(4)	The amounts shown reflect amounts for life insurance premiums paid by the Company on behalf of each NEO for the fiscal years 2025 and 2024.

Narrative Disclosure for Summary Compensation Table

Oversight of Executive Compensation and Role of Executive Officers in Compensation Decisions

The Compensation Committee oversees our executive compensation program. This includes compensation paid to the NEOs. Our Compensation Committee is made up of independent, non-management members of our Board of Directors. The Compensation Committee is responsible for reviewing, assessing and approving all elements of compensation for NEOs.

The CEO assesses the performance of the NEOs. He then recommends to the Compensation Committee a base salary, performance-based incentives or bonus plans and long-term or other equity awards at levels for each NEO that are included in the executive compensation plan, including himself, based upon that assessment. During January 2025, the Compensation Committee determined to revise base salary and an annual incentive plan was adopted in March 2025. During December 2025, stock and option awards were granted to our NEO’s as Long Term Incentive Awards. The Committee believes these plan features work to retain and incentivize our executive officers.

Components and Results of the 2025 Executive Compensation Plan

Base Salaries. Base salary is intended to provide our executive officers with a level of assured cash compensation that is reasonably competitive in the marketplace. It is based on the individual’s qualifications and experience with the Company, past performance, taking into account all relevant criteria, value to the Company, and the Company’s ability to pay. The Compensation Committee considered there had been no changes to base salaries since June 2023, the significant achievement of winning a judgment against Mexico in the NAFTA arbitration, regaining compliance with NASDAQ continued listing standards and the Joint Venture agreement with Capital Latinoamericano, S.A. de C.V. merited an increase in base compensation for our NEOs. The Compensation Committee determined that the Base Salary of the CEO, Mr. Gordon be increased by 7.5% and the Base Salary of the President and COO, Mr. Longley be increased by 15%. The changes to Base Salary effective January 1, 2025, were as follows:

Name	Title	Previous	Increase	January 1, 2025
Mark D. Gordon	Chief Executive Officer	$509,850	$38,239	$548,089
John D. Longley	President and Chief Operating Officer	$298,700	$44,805	$343,505

Annual Incentive Compensation Annual incentive compensation is intended to provide executive officers a component of total cash compensation that represents an award for meeting strategic key objectives. Annual incentive compensation is expressed as target amounts that may be earned as percentage of base salary.

To align the executive team with the interests of stockholders, incentive awards are based solely on the success of the company as a whole—and not individual performance—based upon company objectives approved by the Compensation Committee and reviewed by the Board of Directors, with specific metrics, weighting and target amounts as determined by the Compensation Committee.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	23

For 2025, the Compensation Committee approved corporate performance metrics focused on the following strategic priorities we believe are critical to our long-term success:

(a) two threshold priorities: (i) satisfaction or conversion of the company’s $14 million in short-term debt obligations, and (ii) availability of capital to fund the company’s needs (the “Threshold Priorities”); and

(b) increasing portfolio value. Corporate performance metrics aimed at increasing the value of our mineral portfolio included:

(i) Phosagmex: specific objectives toward moving our Mexican fertilizer joint venture project up the value curve, such as reinstatement of mining concessions, submission of an environmental permit application, obtaining an environmental permit, and obtaining project financing; and

(i) Other investments/projects: specific objectives toward monetizing or moving other investments or projects up the value curve, such as obtaining S-K 1300 compliant technical resource reports, facilitating funding to advance projects in which we hold investments, and submitting applications for or obtaining licenses for new project areas.

(c) business operations objectives, such as regaining compliance with Nasdaq listing rules, reducing more than $12 million in long-term debt obligations, and expanding the company’s investor base.

These performance metrics for 2025 were designed to reward performance that increases the value of the company or its mineral portfolio or that optimizes the company’s business functions to support activities that increase the portfolio value. The target annual incentive amount was 100% of each executive officer’s base salary for 2025, with maximum targeted amounts of up to 125% for exceeding certain metrics, provided that no annual incentive amount was to be awarded unless the company achieved both of the Threshold Priorities.

Although it is intended that the Compensation Committee will follow the incentive award guidelines, the Compensation Committee has the discretion to increase the amounts as it deems appropriate.

Achievement of Performance Indicators and Annual Award Payouts for 2025. For 2025, the NEOs qualified for 67.5% of the target award based on the achievement of corporate performance metrics, which apply to all of our NEOs. The Compensation Committee determined the following objectives were met:

Threshold Priorities. Both Threshold Priorities were met by the conversion our March 2023 notes into common stock and obtaining $9.3 million of capital through securities purchase agreement subscriptions and warrant and option exercises. These earned maximum and threshold weighted percentages of a total of 33.75%.

Increase Portfolio Value - Other Investments/Projects: Certain metrics were met by obtaining an S-K 1300 compliant resource assessment for Moana Minerals and for submitting an unsolicited request for a lease sale of marine minerals to the United States Bureau of Ocean Management. Together these earned a target weighted percentage of 10%.

Business Operations: Three business operations strategic priorities were met by the company regaining compliance with Nasdaq listing rules, expanding the company’s investor base by adding two new investors acquiring more than 5.0% of our common stock, and reducing $8 million in long-term debt obligations, including by the conversion of $7.3 million of our December 2023 notes. Together, performance for these metrics earned a target or minimum weighted percentage of 23.75%.

These accomplishments during 2025 resulted in a payout of 67.5% of the 2025 target award for each of our NEOs as follows.

NEO	2025 Base Salary	Target % of Base	Target Award	Target Achievement	Incentive Payout
Mark D. Gordon, Chief Executive Officer	$548,089	100%	$548,089	67.5%	$369,960
John D. Longley, President and COO	$343,505	100%	$343,505	67.5%	$231,866

These 2025 annual incentive award amounts were approved by the Compensation Committee in March 2026.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	24

Long-Term Equity Incentive Awards. Long-term equity incentive (“LTI”) awards are designed to align a significant portion of total compensation with our long-term goal of increasing the value of the Company. These equity awards are designed to reward longer-term performance and facilitate equity ownership. The value of these targets is set by the Compensation Committee based on the individual’s qualifications and experience with the Company, past performance of duties and value to the Company. During 2025, the Compensation Committee granted equity awards in the form of stock options and restricted stock units vesting over a three-year period designed to retain and incentivize as the long-term incentive component of executive compensation to our NEOs.

The Compensation Committee approved the issuance to our NEOs of stock options which will vest in 36 equal amounts on the last day of each month, beginning December 31, 2025, and restricted stock units which will vest in six equal amounts semi-annually over three years, on June 30 and December 20, 2026, 2027 and 2028.

During 2025, the long-term incentive awards granted to our NEOs were as follows:

	2025 Long-Term Incentive Awards
Name	Position	Stock Option (shares)(1)	Restricted Stock Units (shares)(2)

Mark D. Gordon	Chief Executive Officer	100,000	25,000

John D. Longley	President and Chief Operating Officer	100,000	25,000

(1)	The stock option awards granted from the 2019 Stock Incentive Plan are valued based upon the ASC 718 fair value on the grant date which was $1.81 on December 02, 2025.

(2)	The restricted stock unit awards granted from the 2019 Stock Incentive Plan are valued based upon the ASC 718 fair value on the grant date which was $2.02 on December 02, 2025.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	25

Pay Versus Performance Table
The following table sets forth information regarding the executive compensation actually paid to the Company’s Chief Executive Officer (“CEO”), the average of the executive compensation actually paid to the other NEOs included in the Summary Compensation Table and the total shareholder return and net income for the fiscal years ended December 31, 2023, 2024 and 2025.
2025 PAY VERSUS PERFORMANCE TABLE

Year	Summary Compensation Table Total for PE(1)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(4)	Net Income (5)
2025	$1,550,709	$1,595,208	$958,236	$982,481	$50.52	$(43,085,185)
2024	$902,243	$640,280	$637,243	$508,626	$18.56	$15,657,934
2023	$707,038	$648,084	$275,345	$202,934	$119.85	$5,345,819

(1)	Mark D. Gordon, Chief Executive Officer, is the PEO for each year ended December 31, 2025, 2024 and 2023.

(2)
John D. Longley, President and Chief Operating Officer, is the single NEO included in the calculation of the average executive compensation actually paid to our non-PEO
NEOs for the fiscal years ended December 31, 2025, 2024, and 2023.

(3)	The adjustment to executive compensation actually paid to Mr. Gordon, our PEO, and the average of all other Non- PEO NEOs for the applicable years ended December 31, 2025, 2024 and 2023 consist of:

Adjustments	PEO				Average non-PEO NEOs
	2025	2024	2023		2025	2024	2023

Deduction for amounts reported under “Stock Awards” & “Option Awards” in the Summary Compensation Table for applicable FY	$(631,497)	$(312,000)		$(201,000)	$(381,499)	$(312,000)	$(50,250)

Increase for ASC 718 fair value of Awards granted during applicable year that remain unvested as of applicable year end, determined as of applicable year end date	$219,139	$-		$279,000	$219,139	$-	$69,750

Increase for ASC 718 fair value of Awards granted during applicable year that vested during the applicable year, determined as of the vesting date	$404,858	$312,000	$		$160,605	$312,000	$-

Increase/Deduction for Awards granted during the prior fiscal year that were outstanding and unvested as of the applicable fiscal year end, determined by the change in ASC 718 fair value from prior year end to applicable year end date	$39,333	$(156,001)		$(13,927)	$19,667	$(77,999)	$(3,500)

Increase/Deduction for Awards Granted during the prior fiscal year that vested during the applicable FY, determined by the change in ASC 718 fair value from prior year end to vesting date	$12,667	$(105,962)		$(123,027)	$6,333	$(50,618)	$(29,241)

Deduction for ASC 718 fair value of Awards Granted during a prior fiscal year that were forfeited during the applicable FY, determined as of the applicable year end date.	$-	$-		$-	$-	$-	$(59,169)

(4)
The total shareholder return is based on an investment of $100 in the company common stock on December 31, 2022. The closing stock price of our common stock used in the calculation of total shareholder return were, as of December 31, 2022, 2023, 2024 and 2025, $3.88, $4.65, $0.72 and $1.96 respectively.

(5)	The net income(loss) for the years ended December 31, 2023, 2024 and 2025, are from the audited financial statements contained in the Form 10-K filed with the SEC for the year ended December 31, 2025.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	26

The following chart illustrates the relationship between executive compensation actually paid to our PEO and the average of the executive compensation actually paid to our non-PEO
NEOs for the years ended December 31, 2025, 2024, and 2023 to the total shareholder return based on an initial investment of $100 in our common stock as of December 31, 2022.

Relationship Between Executive Compensation Actually Paid and Total Shareholder Return
Executive Compensation Actually Paid $
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
2023
2024
2025
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
TSR of Initial $100 Investment
PEO
Non-PEO NEOs
TSR

The following chart illustrates the relationship between executive compensation actually paid to our PEO and the average of the executive compensation actually paid to our non-PEO
NEOs for the years ended December 31, 2025, 2024, and 2023 and net profit or loss for the years ending December 31, 2025, 2024, and 2023 reported in our audited financial statements contained in our Form
10-K
filed with the SEC for the year ended December 31, 2025.

Relationship Between Executive Compensation Actually Paid and Net Income (Loss)
Executive Compensation Actually Paid $
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
$20,000,000
$10,000,000
$-
$(10,000,000)
$(20,000,000)
$(30,000,000)
$(40,000,000)
$(50,000,000)
2023
2024
2025
Year
PEO
non-PEO NEOs
Net Income (Loss) $

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	27

Other Policies and Practices Related to Executive Compensation
Compensation Recovery (“Clawbacks”)
.
We adopted a clawback policy in 2013 that applied to performance-based compensation linked to our reported financial results. In
August 2023
, our Board of Directors approved and adopted an updated
Policy for the Recovery of Erroneously Awarded Compensation
(“Clawback Policy”) to provide for the recovery of erroneously awarded Incentive-based compensation (including any award of options, PSUs or RSUs) from Executive Officers in accordance with the applicable rules of The Nasdaq Stock Market and the Securities and Exchange Act of 1934. Under this policy, in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, we will reasonably promptly recover from any executive officer Erroneously Awarded Compensation granted, earned, paid or that became vested during the three-year period preceding the date on which we are required to prepare an accounting restatement.
On May 17, 2024, the Company corrected an error in its financial accounting by filing restated consolidated financial statements for the fiscal year ended December 31, 2022 and five interim periods, as well as its consolidated financial statements for the period ended September 30, 2023, in a comprehensive Form
10-K
for the year ended December 31, 2023. During the periods for which the financial results were corrected there was no compensation to our NEO’s based on the financial results reported, Therefore, the Compensation Committee determined there was no erroneously awarded compensation subject to the clawback policy.
Retirement Plans and All Other Compensation.
Odyssey does not have any deferred compensation or retirement plans. Our officers participated in non-discriminatory
life and health insurance plans as did all other employees.
Life Insurance Benefits Payable upon Death of Our NEOs.
At December 31, 2025, there were life insurance policies that would have paid the following benefits upon the death of our NEOs as follows:

Named Executive Officer	Life insurance benefits payable upon the death of our NEOs as of December 31, 2025
Mark D. Gordon	$195,000
John D. Longley	$300,000

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	28

Outstanding Equity Awards at 2025 Year-End

The following table shows the number of shares of common stock covered by outstanding stock option awards that are exercisable and unexercisable as of December 31, 2025, and the number of shares of common stock covered by unvested restricted stock awards for our NEOs as of December 31, 2025.

2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
	Exercisable	Unexercisable

Mark D. Gordon
	254,454	—	$3.60	12/9/2027	(1)
	66,666	33,334	$3.53	6/9/2028	(2)
	100,000	—	$4.65	1/29/2029	(3)
	150,000	—	$0.41	11/14/2029	(4)
	2,778	97,222	$2.02	12/2/2030	(5)
						25,000	$49,000

John Longley
	114,158	—	$3.60	12/9/2027	(6)
	33,334	16,666	$3.53	6/9/2028	(7)
	100,000	—	$4.65	1/29/2029	(8)
	2,778	97,222	$2.02	12/2/2030	(5)
						25,000	$49,000

(1)	These options vested as to 117,300 shares on December 9, 2022, and 45,718 shares on each of December 20, 2022, 2023, and 2024.

(2)	These options vested as to 33,333 shares on June 9, 2024 and 2025 and will vest in 33,334 shares on June 9, 2026.

(3)	These options vested as to 100,000 shares January 29, 2024.

(4)	These options vested as to 150,000 shares November 11, 2024.

(5)	These options vested as to 1/36th of the shares awarded on December 31, 2025, and will vest in 1/36th of the shares awarded on the last day of each month until fully vested on November 30, 2028.

(6)	These options vested as to 48,415 shares on December 9, 2022, and 21,914 shares on each of December 20, 2022, 2023, and 2024.

(7)	These options vested as to 16,667 shares on June 9, 2024 and 2025, and will vest in 16,666 shares on June 9, 2026.

(8)	These options vested as to 100,000 shares on January 29, 2024.

(9)	The market value of shares or units of stock that have not vested was the closing stock price of our common stock, $1.96 per share, on December 31, 2025.

Potential Payments Upon Termination or Change in Control

Change in Control

Mr. Gordon, our Chief Executive Officer, has a written employment agreement that provides payments at, following, or in connection with a change-in-control of the Company or termination. The Company also has an Executive Severance Plan,

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	29

adopted in August 2024, to attract and retain qualified executives that provides for payments to our other NEOs at, following, or in connection with a change in control of the Company. Under our stock incentive plans, the Compensation Committee has the discretion, but not the obligation, to accelerate the vesting or to compensate holders of otherwise unvested stock incentives in the event of a change in control. Only options or restricted stock awards not assumed by the entity taking control are subject to potential acceleration of vesting under a change in control.

In the event of termination due to a change in control, Mr. Gordon would be entitled to a payment equal to two and one half times the sum of his base salary and annual incentive valued at 80% of his base salary.

Mr. Longley, our President and Chief Operating Officer, has an Executive Severance Plan that provides in the event of termination due to a change in control, Mr. Longley would be entitled to a payment equal to two times the sum of his base salary and his highest target annual cash bonus in any of the three immediately preceding years (provided any such bonus amount for these purposes shall not exceed the Participant’s base salary in effect at the time of such termination).

Termination

Mr. Gordon’s employment may be terminated at any time by Odyssey with or without cause or by Mr. Gordon with or without good reason on 90 days’ written notice. If Mr. Gordon’s employment is terminated by Odyssey without cause, by Mr. Gordon with good reason, as a result of Mr. Gordon’s disability, or if Odyssey elects not to renew the employment agreement at the end of the initial term or any renewal term, Mr. Gordon will be entitled to receive (a) the Accrued Obligations; (b) an amount equal to 200.0% of his salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents. All outstanding unvested stock options and restricted stock awards will become fully vested. If Mr. Gordon’s employment is terminated by Odyssey with cause, by Mr. Gordon without good reason, as a result of Mr. Gordon’s death, or if Mr. Gordon elects not to renew the employment agreement at the end of the initial term or any renewal term, Odyssey will have no further payment obligations to Mr. Gordon other than for the Accrued Obligations.

Mr. Longley’s employment may be terminated at any time by the Company with or without cause. Pursuant to the Executive Severance Plan, if Mr. Longley’s employment is terminated by the Company without cause, by Mr. Longley with good reason, or in certain other circumstances, Mr. Longley will be entitled to receive an amount equal to (a) any accrued obligations; (b) 100.0% of his base salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) continued participation for himself and eligible dependents in the Company’s group health and life insurance plans, subject to any eligibility requirements under the COBRA plan. All outstanding unvested stock options and restricted stock awards will become fully vested. If Mr. Longley’s employment is terminated by the Company with cause, by Mr. Longley without good reason, or as a result of Mr. Longley’s death, the Company will have no further payment obligations to Mr. Longley other than for any accrued obligations.

Director Compensation

The Compensation Committee approved a 2025 Board of Directors Compensation Plan for directors who are not our employees under which they would be entitled to receive the following compensation for their service on our Board of Directors:

•	Annual retainer of $40,000 per director. Additional annual retainers as follows for chairmanship duties:

Lead Director	$15,000

Audit Committee Chairman	$10,000
Compensation Committee Chairman	$ 5,000

Governance and Nominating Committee Chairman	$ 5,000

•	A target equity component valued at $45,000 per director in the form of stock or option awards from the Company stock incentive plan.

•	We do not pay amounts that would be classified as perquisites or other compensation to our directors, and there are no existing or potential change-in-control, retirement or legacy obligations.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	30

During October 2025, the Board of Directors established a Special Transaction Committee to evaluate and assess certain proposed corporate transactions. Due to the significant increase in workload for members of this committee, the Board of Directors authorized additional compensation for service on this committee from October 2025 through January 2026. Compensation of $10,000 per month was authorized for committee members and an additional $5,000 per month was authorized for the chairman of the committee.

The table below indicates the amounts earned by each of our four independent directors for the year ended December 31, 2025.

2025 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Award ($)(5)	Option Award ($)(5)	All Other Compensation	Total ($)

Mark B. Justh(1)	$70,000	$440,397	$54,300	—	$564,697

Jon D. Sawyer(2)	$75,000	$ 40,400	$54,300	—	$169,700

Todd E. Siegel(3)	$90,000	$ 40,400	$54,300	—	$184,700

Larissa Pommeraud(4)	$63,333	$ 40,400	$57,000	$17,500	$178,233

(1)

During June 2025, Mr. Justh exchanged compensatory equity or rights to equity in a subsidiary of the company for 385,242 contingently issuable shares of common stock having a fair market value of $399,997. Mr. Justh held 90,000 stock options and 20,000 restricted stock awards as of December 31, 2025.

(2)

During 2025 Mr. Sawyer earned $30,000 of compensation for service on the Special Transaction Committee. Mr. Sawyer elected to receive 9,549 shares of common stock in lieu of $20,000 of cash compensation earned for 2025. Mr. Sawyer held 101,075 stock options and 20,000 restricted stock awards as of December 31, 2025.

(3)

During 2025, Mr. Siegel earned $45,000 of compensation for service on the Special Transaction Committee. Mr. Siegel elected to receive 50,060 shares of common stock in lieu of $56,250 of cash compensation earned for 2025. Mr. Siegel held 96,541 stock options and 20,000 restricted stock awards as of December 31, 2025.

(4)

During 2025, Ms. Pommeraud earned $30,000 of compensation for service on the Special Transaction Committee and $17,500 through a consulting contract. Ms. Pommeraud elected to receive 36,549 shares of common stock in lieu of $53,333 of cash compensation earned for 2025. Ms. Pommeraud held 37,500 stock options and 20,000 restricted stock awards as of December 31, 2025.

(5)

The amounts reported reflect the fair value of stock options, restricted stock units and other conversion rights in accordance with Accounting Standards Codification topic 718 – Stock Compensation (“ASC 718”). In December 2025, each of the four independent directors received 30,000 stock options with a fair market value of $1.81 and 20,000 restricted stock awards with a fair market value of $2.02, for equity compensation for June 2025 through June 2026. Each of the options issued in December 2025 has an exercise price of $2.02 per share and a term of five years.

Certain Relationships and Related Party Transactions

The Board of Directors has a written policy and procedures for the review, approval or ratification of transactions with executive officers, directors and nominees for director, any person who is a security holder known to us to be the beneficial owner of more than five percent of any class of our stock, and immediate family members of these parties. In general, the policy provides certain transactions with these related persons are subject to the review, approval and/or ratification of the disinterested members of the Board of Directors. All proposed or completed related party transactions are to be reported to our Disclosure Committee no later than the end of the current quarter and the Disclosure Committee will present the transaction to the Board of Directors for review, ratification or approval. If ratification of a transaction is not forthcoming, management must make all reasonable efforts to cancel or annul that transaction. If a transaction with a related party is entered into without the pre-approval of the Board of Directors, it shall not be deemed to violate these policies and procedures, or be invalid or unenforceable, so long as the transaction is brought to the Board of Directors for ratification as promptly as reasonably

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	31

practical after it is entered into or brought to the Company’s attention. The Board of Directors may use any process and review any information that it determines is reasonable to determine if a transaction is obtained in a comparable arm’s length transaction with a third party unrelated to the Company.

In addition, on an annual basis, each of our directors and executive officers completes a questionnaire and discloses information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she becomes a member of the Board of Directors. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter.

Our Board of Directors annually reviews all transactions and relationships including any disclosed in the director and officer questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director’s independence.

During fiscal year 2025, we had transactions, arrangements and relationships with entities with which some of our related persons, specifically certain of our directors, are affiliated. In accordance with the procedures in the Company’s policy, the Board of Directors reviewed and determined the following related persons had no direct or indirect material interest in those transactions, arrangements and relationships.

CIC Limited

The Company has provided services to and owned approximately 13.4%, as of December 31, 2025, of the equity interests in CIC Limited (“CIC”), a deep-sea mineral exploration company. The Company’s lead director, Mark B. Justh, made an investment into CIC’s parent company and indirectly owns approximately 9.17% of CIC. We believe Mr. Justh’s indirect ownership in CIC does not impair his independence under applicable rules, and Odyssey’s Board of Directors has formed a special committee of disinterested directors to address any matters relating to CIC. The Company provided services to CIC in accordance with the terms of a Services Agreement pursuant to which Odyssey provides certain back-office services to CIC in exchange for a recurring monthly fee, as well as other deep-sea mineral related services on a cost-plus profit basis and is compensated for these services with a combination of cash and equity in CIC. The Services Agreement expired by its terms on August 1, 2025, and the Company expects to be compensated in cash for any future services provided to CIC, unless the parties agree to an alternative form of consideration for payment in a new services agreement. During the fiscal year ended 2025, we invoiced CIC for technical services a total of $0.3 million. The Company was paid in equity for its services.

Stockholders

We have entered into financing and other transactions with certain stockholders that beneficially owned more than five percent of our outstanding common stock as of December 31, 2025, as disclosed in the most recent Schedule 13G as filed by each individual stockholder with the SEC:

•

Funds managed by Two Seas Capital LP (“Two Seas”) own approximately 9.99% of our common stock after giving effect to the 8.1% beneficial ownership limitation applicable to warrants held by its funds. Interest expense for the March 2023 Note held by Two Seas amounted to $0.2 million for the year ended December 31, 2025. During the year ended December 31, 2025, $0.2 million of interest was added to principal as paid-in-kind There were no cash principal payments made during the year ended December 31, 2025. Interest expense for the December 2023 Notes held by Two Seas amounted to $0.2 million for the year ended December 31, 2025. During the year ended December 31,2025 the interest was added to the principal as paid-in-kind.

•

Greywolf Opportunities Master Fund II LP and its affiliates (“Greywolf”) beneficially owned approximately 9.3% of our common stock. Interest expense for the March 2023 Note held by Greywolf amounted to $0.5 million for the year ended December 31, 2025 a. During the year ended December 31, 2025, $0.6 million of interest was added to principal as paid-in-kind and zero was paid in cash. There were no cash principal payments made during the year ended December 31, 2025.

•

FourWorld Capital Management LLC (“FourWorld”) beneficially owns approximately less than 5.0% of our common stock; however, at certain periods during the year, it held more than 5% of our common stock. Interest expense for the March 2023 Note held by FourWorld amounted to $0.1 million year ended December 31, 2025, interest was added to principal as paid-in-kind and none was paid in cash.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	32

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025, and retained Grant Thornton LLP to continue as our auditors for the fiscal year ending December 31, 2026.

Representatives of Grant Thornton LLP may be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

If the stockholders fail to ratify the selection of Grant Thornton LLP, the Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Independent Public Accounting Firm’s Fee

The following is a summary of the fees billed to us by Grant Thornton LLP for professional services rendered for the fiscal years ended December 31, 2024 and 2025:

Fee Category	2025	2024
Audit Fees (1)	$660,185	$485,428
Audit-Related Fees
Tax Fees		-
All Other Fees (2)	$1,000	-
Total Fees	$661,185	$485,428

(1)

Audit Fees consist of fees for the audit of Odyssey’s consolidated financial statements in our Annual Report on Form 10-K, review of Odyssey’s interim condensed consolidated financial statements in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings and engagements. Audit fees are as of March 31, 2026.

(2)	Fees related to verifying individual’s credentials.

Independence of Principal Accountant and Other Audit Committee Considerations

The Audit Committee reviews at least annually the independent auditors’ qualifications, performance and independence including that of the lead partner. On January 27, 2026, our Audit Committee received written confirmation from Grant Thornton LLP that the firm is independent of the Company in compliance with PCAOB Rule 3526 and in compliance with Rule 3520 within the meaning of the federal securities laws administered by the Securities and Exchange Commission.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	33

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Certified Public Accounting Firm

The Company’s independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may the Company’s principal accountant be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit resulting from its inherent knowledge of the Company while not impairing its independence. The Audit Committee must pre-approve the engagement of the Company’s principal accountant to provide both audit and permissible non-audit services. No non-audit services were provided by the independent registered public accounting firm during the past two fiscal years.

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal. Discretionary broker voting is allowed. Abstentions will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Grant Thornton LLP to serve as our independent registered certified public accounting firm for the fiscal year ending December 31, 2026.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	34

PROPOSAL 3: ADOPTION OF AMENDMENT TO ARTICLES OF INCORPORATION

General

The Company has proposed an amendment to its Articles of Incorporation to ensure that it has sufficient flexibility to raise capital. The proposed amendment is described in Proposal 3

The Authorized Capitalization Proposal

Our Articles of Incorporation currently authorize us to issue a total of 99,984,166 shares, consisting of two classes as follows: (a) 75,000,000 shares of common stock, and (b) 24,984,166 shares of preferred stock, each with a par value of $0.0001 per share. Our Board of Directors has approved, and is seeking the stockholder approval of discretionary authority to file, an amendment to our articles of incorporation to implement an increase in the number of shares of authorized common stock from 75,000,000 shares to up to 82,000,000 shares or such lesser number of shares of common stock as is determined by the Board of Directors (the “Authorized Capitalization Proposal”).

Purpose of the Authorized Capitalization Proposal

The Board believes that the proposed increase in the number of authorized shares of common stock will benefit the Company by improving our flexibility to promptly and appropriately use its common stock for business and financial purposes in the future. These business opportunities may include, but are not limited to, potential strategic transactions (such as mergers, acquisitions, and other business combinations), future stock dividends, equity or equity-linked offerings and other capital-raising or financing transactions, grants and awards under stock plans, and other types of general corporate purpose transactions. Without an increase in the number of authorized shares of common stock, the Company may be constrained in its ability to raise capital in a timely fashion or at all and may lose important business opportunities, which could adversely affect our financial performance and growth. We believe that it is important to have the flexibility to issue shares of common stock beyond the limited amount remaining.

Potential Effects of Approving the Authorized Capitalization Proposal

The proposed increase in the number of authorized shares of common stock will not have any immediate effect on the rights of our existing stockholders. However, the Board will have the authority to issue the additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or rules of any stock exchange on which our securities may be listed, including the Nasdaq Capital Market. The issuance of additional shares of common stock may decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their common stock. The perception that there might be additional dilution to our existing stockholders may put pressure on our stock price.

Although the issuance of additional shares of common stock may be deemed to have potential anti-takeover effects, including by delaying or preventing a change in control of the Company through subsequent issuances of these shares and the other reasons set forth above, which, among other things, could include issuances in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely, this proposal to increase the authorized shares of common stock is not prompted by any specific effort of which we are aware to accumulate shares of our common stock or obtain control of the Company. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of common stock as compared to the then-existing market price. Although the issuance of additional shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the Authorized Capitalization Proposal is not in response to any effort to which the Company is aware to accumulate common stock or obtain control of the Company.

The additional authorized shares of common stock would have the same rights and privileges as the shares of common stock currently outstanding. Stockholders do not have preemptive rights with respect to our common stock. Therefore, should the Board determine to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof. We can provide no assurance that we will be successful in amending our Articles of Incorporation to increase the number of shares of common stock that are available for issuance, or that implementation of the Authorized Capitalization Proposal will not have an adverse effect on our stock price.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	35

Potential Effects of Not Approving the Authorized Capitalization Proposal

If the Company’s stockholders do not approve the Authorized Capitalization Proposal, then the Company will not be able to increase the total number of authorized shares of common stock from 75,000,000 to 82,000,000 which, therefore, could prevent the Company from continuing the pursuit of effective strategies to access capital in the public and private markets. Although the Company does not currently plan to raise any additional capital if it closes the Merger Agreement, if the Company were not able to close the Merger Agreement, it would need the ability to issue common stock to fund its operations.

Required Vote

The affirmative vote of a majority of the voting power is required to approve Proposal 3. Abstentions and broker non-votes will have the same effect as votes against this proposal because the shares are considered outstanding voting power but are not affirmative votes.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR the Amendment to the Articles of Incorporation.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	36

PROPOSAL 4:

AMENDING THE 2019 STOCK INCENTIVE PLAN

General

On March 26, 2019, the Board of Directors adopted and approved the 2019 Stock Incentive Plan (the “2019 Plan”), which was approved by our stockholders on June 3, 2019 and will expire on the tenth anniversary of that date. The 2019 Plan permits the grant of options, restricted stock units, restricted stock awards, and stock appreciation rights (collectively, “awards”) to attract and retain employees, officers, consultants, and directors and to align their interests with those of our stockholders. As adopted and approved, the 2019 Plan authorized 800,000 shares for issuance of awards. On March 7, 2022, our Board approved an amendment to the 2019 Plan to increase the number of shares reserved for issuance to 2,400,000 shares which was approved by the Company’s stockholders June 13, 2022. On April 24, 2024, our Board approved another amendment to the 2019 Plan to increase the number of shares reserved for issuance to 4,400,000 shares which was approved by the Company’s stockholders June 10, 2024. The share pool approved by stockholders has been sufficient for awards for our current employees, directors, and 2026 executive compensation plan as it was designed to be.

Proposed Amendment

On March 23, 2026, our Board of Directors adopted, subject to stockholder approval, an amendment to the 2019 Plan to add 2,000,000 shares of common stock to the plan. Proposal 4 seeks stockholder approval of this amendment.

Our Board of Directors believes that it is desirable to increase the number of shares available for issuance under the 2019 Plan to provide adequate equity incentives to our employees, consultants, professionals, and service providers. When the 2019 Plan was amended in 2024, there were 4,400,000 shares of common stock authorized for issuance under the 2019 Plan. As of February 20, 2026, there had been 1,019,892 shares issued under the 2019 Plan for the exercise of stock options and awards, 226,121 shares forfeited, and 2,954,081 shares were subject to outstanding stock options and stock awards. As a result, 199,906 shares were available for future grants under the 2019 Plan as of February 20, 2026. We do not believe the remaining shares available in the 2019 Plan are sufficient to meet our compensation requirements for newly hired employees, to fill new board seats or vacancies during 2026, to compensate our directors, and to attract and retain employees, officers, consultants and directors.

Vote Required

The affirmative vote of a majority of the votes properly cast on this proposal will be required to approve the proposed amendment to the 2019 Plan. Abstentions and broker non-votes will have no effect on this proposal.

Purpose of the 2019 Plan

Equity-based compensation plays an important role in our pay-for-performance philosophy. The purpose of the 2019 Plan is to provide employees, directors and consultants (together “participants”) with long-term exposure to the Company’s future growth, align employees’, consultants’ and directors’ interests with those of our stockholders, and discourage imprudent risk-taking by rewarding participants for sustained share price improvement over the long term.

In assessing the appropriate terms for the 2019 Plan, and the importance of equity as a component of our compensation program, our Board of Directors determined to incorporate certain corporate governance best practices in the 2019 Plan to promote the interests of our stockholders including:

○	No “evergreen” share reserve

○	Prohibition on liberal share recycling

○	No repricing permitted without stockholder approval

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	37

○	Requirement for all options and stock appreciation rights to have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant

○	No stock option reload features

○	No excise tax gross-up protection features

○	No transfers of awards for value

○	Double trigger equity vesting acceleration subsequent to a Change-in-Control

○	Limitation on dividends and dividend equivalents accrual and payment only if and to the extent the common stock underlying the award become vested or payable

The 2019 Plan amendment to increase the reserve by 2,000,000 new shares for issuance pursuant to awards constitutes approximately 3.6% of our outstanding shares of common stock. Based on forecasting of the number of shares likely needed for newly hired employees, consultants and executives as well as our current employees, executives and Board members, the Board of Directors anticipates that the number of shares available under the 2019 Plan following approval of the amendment will provide sufficient shares for equity awards for two years depending on a number of factors, including the number of employees receiving equity awards, the prevailing price per share of our common stock, the methodology used to value and determine the size of equity awards, the mix of award types provided to participants, and any additional needs of the company if the Merger Agreement is consummated, which may increase the shares needed for these purposes. Any shares that have not been awarded upon expiration of the 2019 Plan are expected to be rolled over into a new stock incentive plan at such time.

We Carefully Manage the Use of Equity Awards

The following table summarizes information regarding awards outstanding and shares of our common stock remaining available for grant under the equity compensation plans as of February 20, 2026:

As of February 20, 2026:

Total number of shares of common stock subject to outstanding stock options	2,742,081
Weighted-average exercise price per share of outstanding stock options	$2.67

Weighted-average remaining term of outstanding stock options (in years)	3.5
Total number of shares of common stock subject to outstanding full value awards	212,000

Total number of shares of common stock available for grant under the 2019 Plan	199,906

We believe that the dilution level resulting from approval of Proposal 4 is in the best interest of our stockholders. Using data available as of February 20, 2026, we have calculated the potential dilution to stockholders resulting from approval of Proposal 4 to be 8.4% overhang. Overhang is a measure of potential dilution, which we define as the sum of (a) the total number of shares underlying all equity awards outstanding and (b) the total number of shares available for future award grants, divided by the sum of (x) the total number of shares underlying all equity awards outstanding, (y) the total number of shares available for future awards and (z) the number of shares outstanding.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	38

Historic Equity Usage

As part of our ongoing review of our compensation plans, we calculate our annual “burn rate” to help us determine, among other things, the expected remaining life of our equity incentive plans based on the current number of outstanding shares. Burn rate is calculated by dividing the aggregate number of stock options and full-value awards granted during the year by our basic weighted average common shares outstanding during the year. The following table provides detailed information regarding the activity related to our equity incentive plans and weighted average ordinary shares outstanding for the three fiscal years ended on December 31, 2023, 2024 and 2025:

Award Type	FY 2025	FY 2024	FY 2023

Stock Options Granted	762,500	1,355,450	264,458

Full-Value Awards Granted	290,301	39,097	77,976

Basic Weighted. Avg. Common Shares Outstanding	39,254,985	20,977,521	19,943,633

Annual Burn Rate	2.68%	6.65%	1.72%

Three Year Average Burn Rate (FY 2025-2023)			3.68%

We believe that we have effectively managed our equity burn rate. When we asked our stockholders to approve the 2024 amendment to the 2019 Plan, our Board of Directors committed to our stockholders that the share reserve would last approximately three years. That addition of shares to the 2019 Plan was used for awards for 2024, 2025 and 2026, as anticipated. Looking forward, the current share pool is expected to support approximately two years of award activity based on historic activity. The actual duration may be shorter or longer, depending on market conditions, evolving retention needs, potential changes in the Company’s human capital strategy, and changes that may be effected after closing of the Merger Agreement.

Material Features of the Stock Incentive Plan

The material features of the 2019 Plan are described below. A copy of the 2019 Plan was filed with the Securities and Exchange Commission (“SEC”) as Appendix A to the 2019 definitive proxy materials on Schedule 14A. The filing can be accessed at www.sec.gov or on the Company’s web site at http://www.odysseymarine.com/secfilings.php where a link is provided. In addition, stockholders who wish to request a paper copy of the 2019 Plan may send correspondence to the Corporate Secretary, Odyssey Marine Exploration, Inc., 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609.

The purpose of the 2019 Plan is to assist us in retaining directors, officers, employees, consultants, professionals, and service providers who provide services to the Company in connection with, among other things, our management, marine operations, corporate communications, research, geological services, business development and our obligations as a publicly held reporting company. In addition, we expect to benefit from the added interest that the participants will have in the welfare of our Company as a result of their ownership or increased ownership of our common stock. In the past we have utilized grants of stock options and stock awards to reduce the cash expense of compensating persons we deem to be important to the ongoing success of our Company. We have also used stock awards and stock options as a tool to promote long-term retention of our officers and key personnel. This afforded us the ability to utilize more of our cash for ongoing operations. We believe this is still a valid approach and an important component of our compensation planning.

The 2019 Plan, as previously amended, authorizes the grant of up to 4,400,000 shares of common stock (subject to adjustment for stock splits and similar capital changes) in connection with restricted stock awards, incentive stock option grants and non-qualified stock option grants. Employees, directors, consultants or any affiliate are eligible to receive grants under the 2019 Plan. As of February 20, 2026, there were 1,019,892 shares issued under the 2019 Plan for the exercise of stock options and awards, 226,121 shares forfeited, and 2,954,081 shares were subject to outstanding stock awards. As a result, 199,906 shares were available for future grants under the 2019 Plan as of February 20, 2026.

We believe that, for the foreseeable future, it is in our best interests to be able to continue to engage and compensate such persons through the issuance of stock options or payment in shares of our common stock. For the foregoing reasons, the Board of Directors has unanimously adopted the increase in the number of shares of common stock authorized for issuance pursuant to the 2019 Stock Incentive Plan by 2,000,000 shares, from 4,400,000 to 6,400,000 shares; and directed that such proposal be submitted for the approval of the stockholders at the annual meeting.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	39

Eligibility for Participation in 2019 Plan

Persons eligible for awards under the 2019 Plan include officers, employees, consultants, directors and service providers. The granting of awards is discretionary, and we cannot now determine the number or type of awards we will grant in the future to our executive officers, directors or other beneficiaries. We expect from time to time, in our discretion, we will grant awards to our executive officers, directors, employees or other beneficiaries under the 2019 Plan under such terms consistent with the 2019 Plan as we deem appropriate at the time of those grants.

Administration of Plan

The 2019 Plan will be administered by the Compensation Committee. The Compensation Committee, subject to the provisions of the 2019 Plan, has authority in its discretion to determine the eligible participants to whom stock options or awards shall be granted, the number of shares to be granted to each participant, and the time or times at which options or awards should be granted. The CEO makes recommendations to the Compensation Committee about equity awards to employees of the Company. The Board of Directors also has authority to interpret the 2019 Plan and to prescribe, amend, and rescind rules and regulations relating to the 2019 Plan.

Federal Income Tax Consequences of the Amended Plan

The following discussion is a summary of the U.S. federal income tax consequences to recipients of options or stock awards and to us with respect to options or stock awards granted under the 2019 Plan. While certain options allowed under the 2019 Plan are intended to qualify under Section 422 of the Internal Revenue Code (the “Code”), no incentive stock options have been granted to date.

Options or stock awards awarded to an optionee may be subject to any number of restrictions (including deferred vesting, limitations on transfer, and forfeitability) imposed by the Compensation Committee. The optionee is solely responsible for the satisfaction of all federal, state, local and foreign income and other tax arising from or applicable to an option exercise and the acquisition or sale of optioned stock.

A recipient does not recognize taxable income on the grant of a non-qualified stock option but does recognize ordinary income on the exercise date. The income amount recognized is the amount by which the fair market value of the shares underlying the option exceeds the option exercise price. The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the optionee from the exercise of a non-qualified stock option.

A recipient of a restricted stock award generally does not recognize income and the Company is not entitled to a deduction at the time of the award. Instead, the Company is entitled to a deduction and the recipient recognizes income on the date the stock award vests. The amount of compensation income recognized, and the Company’s deduction will be the fair market value of the vested stock on the date on which stock is issued. However, the recipient may elect to recognize compensation income at the time of grant, in which case the Company is also entitled to a deduction. The amount will be the fair market value at the date of grant.

In view of the complexity of the tax aspects of transactions involving the grant and exercise of options and stock awards, and because the impact of taxes will vary depending on individual circumstances, each optionee receiving options or awards under the 2019 Plan should consult their own tax advisor to determine the tax consequences in such optionee’s particular circumstances.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR the Amendment to the 2019 Stock Incentive Plan

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PROPOSAL 5: REVERSE STOCK SPLIT

General

Odyssey’s Board of Directors unanimously approved a reverse stock split of the outstanding shares of our common stock and other outstanding securities of Odyssey (with no change to the authorized shares of common stock of Odyssey, which will remain at 75,000,000 shares or 82,000,000 shares, subject to approval of Proposal 3), at a ratio ranging from 1-for-20 to 1-for-25, inclusive (the “Reverse Stock Split”), pursuant to Nevada Revised Statutes (“NRS”) 78.2055.

Effecting the Reverse Stock Split would reduce the number of outstanding shares of our common stock. The determination to effect a Reverse Stock Split, including the ratio and effectiveness of any such Reverse Stock Split, will be determined by Odyssey’s Board of Directors following the Annual Meeting. Odyssey’s Board of Directors has recommended that the proposed Reverse Stock Split be presented to, and approved by, its stockholders.

Odyssey’s stockholders are being asked to approve a Reverse Stock Split of our common stock at a ratio in the range of 1-for-20 to 1-for-25, pursuant to Proposal 5, and to grant authorization to Odyssey’s Board of Directors to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio within the specified range.

The Reverse Stock Split, if approved by Odyssey’s stockholders, would become effective at the time and date set forth in a certificate of amendment to Odyssey’s articles of incorporation to be filed with the Secretary of State of the State of Nevada. Any amendment to Odyssey’s articles of incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by Odyssey’s Board of Directors, within the range approved by Odyssey stockholders. Should Odyssey receive the required stockholder approval for Proposal 5, Odyssey’s Board of Directors will have the sole authority to determine, and without the need for any further action on the part of its stockholders, whether to effect the Reverse Stock Split and the number of whole shares of our common stock, between and including 20 and 25, that will be combined into one share of our common stock.

By approving Proposal 5, Odyssey’s stockholders will: (a) approve a Reverse Stock Split of our common stock pursuant to which any whole number of outstanding shares of our common stock between and including 20 and 25 will be combined into one share of our common stock; and (b) authorize Odyssey’s Board of Directors to determine, at its option, the specific timing and ratio of the Reverse Stock Split within the specified range.

Approval of Reverse Stock Split of Our Common Stock

Odyssey’s Board of Directors has approved and is recommending that its stockholders approve a Reverse Stock Split of our common stock at a ratio in the range of 1-for-20 to 1-for-25. Odyssey is proposing that its Board of Directors have the discretion to select the Reverse Stock Split ratio from within such range, rather than proposing that stockholders approve a specific ratio at this time, to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board of Directors’ then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board of Directors decides to implement a Reverse Stock Split, the Board of Directors will do so following the Annual Meeting by further resolution of the Board of Directors, which will include the specific timing and ratio of the Reverse Stock Split. Except for adjustments that may result from the treatment of fractional shares as described below, each of Odyssey’s stockholders will hold the same percentage of outstanding our common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for Reverse Stock Split

Odyssey’s Board of Directors believes a reverse stock split is desirable for the following reasons:

•

Stock Price Requirements: A reverse stock split may increase the trading price of shares of our common stock, potentially making it a more attractive investment generally, and to institutional investors in particular. Many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. A reverse stock split could help increase analyst and broker interest in our common stock, as their internal policies might discourage them from following or recommending companies with low stock prices.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	41

•

Reduced Stockholder Transaction Costs. Because investors typically pay commissions based on the number of shares traded when they buy or sell shares of our common stock, these investors may pay lower commissions for trading a given dollar amount of our common stock if the Reverse Stock Split occurs.

•

Compliance with the Merger Agreement. The Merger Agreement requires us to use our reasonable best efforts to effect a reverse stock split, the completion of which is a condition to the obligation of certain investors to provide the financing contemplated by the securities purchase agreement entered into by AOM with such investors to fund the operations of the combined company following the completion of the Merger. Our Board of Directors has determined that we should comply with that obligation by seeking stockholder approval of the Reverse Stock Split at the Annual Meeting.

If the Reverse Stock Split is not approved by stockholders at the Annual Meeting, in order to comply with our obligations under the Merger Agreement, the Board of Directors may determine to effect a similar reverse stock split by resolution of the Board of Directors alone, which similar reverse stock split would require a proportional reduction to the authorized capital stock of Odyssey. However, as will be further described in the proxy statement/prospectus to be filed with the SEC for the special meeting relating to proposed merger, we may be required by the Merger Agreement to increase the number of authorized shares of our common stock for purposes of the issuance of shares to AOM stockholders contemplated by the Merger Agreement. If the Reverse Stock Split is approved by stockholders at the Annual Meeting, no such future increase to the number of authorized shares will be required for the proposed merger. If a reverse stock split is instead approved by the Board of Directors alone, a later vote of stockholders will be required for such increase to the number of authorized shares to consummate the proposed merger.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, Odyssey’s Board of Directors may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;

•	Odyssey’s ability to maintain or continue its listing on The Nasdaq Capital Market;

•

Odyssey’s ability to meet the initial listing requirements in the Nasdaq Capital Market in connection with the Merger Agreement and satisfy the closing conditions to complete the proposed merger with AOM;

•	which Reverse Stock Split ratio would result in the least administrative cost to Odyssey;

•	prevailing general market and economic conditions; and

•

if Odyssey stockholders approve this Proposal 5, the additional authorized but unissued shares of our common stock that will result from the implementation of a Reverse Stock Split, which will be available to provide flexibility to use our common stock for business and/or financial purposes.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split

Odyssey cannot assure you that the proposed Reverse Stock Split will increase its stock price. The effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although Odyssey believes the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, it is possible that, if implemented, our common stock may not become more attractive to institutional and other long-term investors. Even if Odyssey implements the Reverse Stock Split, the market price

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of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including Odyssey’s future performance. If the Reverse Stock Split is consummated and the trading price of our common stock declines, the percentage declines as an absolute number and as a percentage of Odyssey’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs if the proposed merger with AOM is not consummated. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split if the Merger with AOM is not consummated, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of Odyssey stockholders who own “odd lots” of fewer than 100 shares of our common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above if the proposed merger with AOM is not consummated.

Effective Reverse Stock Split Time

The proposed Reverse Stock Split would become effective as of the date and time determined by Odyssey’s Board of Directors and specified in the resolutions approving the actual Reverse Stock Split, which time is referred to in this Proposal 5 as the “Effective Reverse Stock Split Time.”

Odyssey will publicly announce the ratio selected by the Odyssey Board of Directors and file the certificate of amendment effecting the Reverse Stock Split with the Secretary of State of the State of Nevada. Any amendment to Odyssey’s articles of incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by Odyssey’s Board of Directors, within the range approved by Odyssey’s stockholders.

Effective as of the Effective Reverse Stock Split Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of Odyssey or its stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by Odyssey’s Board of Directors within the limits set forth in this Proposal 5. See “Treatment of Fractional Shares” below regarding the treatment of any fractional shares.

Reservation of Right Not to Implement Reverse Split Proposal

The Board reserves its right to elect not to proceed, and to abandon, the Reverse Split Proposal if it determines, in its sole discretion, that this proposal is no longer in our best interests. The primary purpose for the Reverse Split Proposal at this time is to comply with the terms of the Merger Agreement. If the Merger Agreement terminates, the Board of Directors may determine that the reverse stock split is not necessary and therefore not to proceed with the Reverse Split Proposal.

Effects of Reverse Stock Split

After the Effective Reverse Stock Split Time, each stockholder will own a reduced number of shares of our common stock as compared to immediately prior to the Effective Reverse Stock Split Time. However, any Reverse Stock Split that is implemented by Odyssey’s Board of Directors would affect all of its stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except for adjustments that may result from the treatment of fractional shares as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than for adjustments that may result from the treatment of fractional shares as described below). For example, a holder of 2.0% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2.0% (assuming there is no impact as a result of the treatment of fractional shares as described below) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split.

The principal effects of a Reverse Stock Split that is implemented by Odyssey’s Board of Directors will be that:

•

depending on the Reverse Stock Split ratio selected by the Board of Directors, each 20 to 25 shares of our common stock owned by a stockholder will be combined into one post-split share of our common stock;

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	43

•

no fractional shares of our common stock will be issued in connection with any Reverse Stock Split; instead, holders of our common stock who would otherwise hold a fractional share of our common stock after giving effect to the Reverse Stock Split will be entitled to a cash payment in lieu thereof, as explained more fully below;

•

if the Authorized Capitalization Proposal has been approved, the authorized shares of our common stock will be increased to 82,000,000 resulting in an effective increase in the authorized number of shares of our common stock;

•

based upon the Reverse Stock Split ratio selected by Odyssey’s Board of Directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options and warrants, and a proportional increase in the exercise price of all such stock options and warrants; and

•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board of Directors.

The following table contains approximate information, based on share information as of April 9, 2026, relating to outstanding shares of our common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

	Current outstanding shares	Outstanding shares after a 20-1 Reverse Stock Split	Outstanding shares after a 25-1 Reverse Stock Split

Common Stock	58,368,659	2,918,432	2,334,746

Warrants to purchase common stock	6,765,586	338,279	270,623

Stock options and Restricted Stock	4,637,711	231,884	185,507

After the Effective Reverse Stock Split Time of any Reverse Stock Split that Odyssey’s Board of Directors elects to implement, our common stock would have a new “committee on uniform securities identification procedures”, or “CUSIP” number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and Odyssey is subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market.

Treatment of Fractional Shares

No fractional shares of our common stock will be issued as a result of any Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be instead entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled, multiplied by the closing price of our common stock on Nasdaq on the date of effectiveness of the Reverse Stock Split. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Record and Beneficial Stockholders

If this Proposal 5 is approved by Odyssey’s stockholders and Odyssey’s Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split. Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by Odyssey for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or other nominee.

If this Proposal 5 is approved by Odyssey’s stockholders and Odyssey’s Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from Odyssey or its exchange agent, as soon as practicable after the Effective Reverse Stock Split Time. Odyssey’s transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of

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pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.0001 per share after any Reverse Stock Split. As a result, as of the Effective Reverse Stock Split Time, the stated capital on Odyssey’s balance sheet attributable to our common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of our common stock would be increased because there would be fewer shares of our common stock outstanding. The Reverse Stock Split would be reflected retroactively and prospectively in Odyssey’s consolidated financial statements. Odyssey does not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Dissenter’s or Appraisal Rights

Odyssey stockholders are not entitled to dissenter’s or appraisal rights with respect to the proposed Reverse Stock Split under the NRS.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined above under “Certain Material U.S. Federal Income Tax Consequences of the Merger”) that hold shares of our common stock as capital assets (generally, property held for investment) for U.S. federal income tax purposes.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation dealers or traders in securities, commodities or foreign currency; banks, thrifts, insurance companies, and other financial institutions; traders that mark-to-market their securities; tax-exempt organizations or governmental organizations; small business investment companies; regulated investment companies; real estate investment trusts; tax-deferred or other retirement accounts; persons whose functional currency is not the U.S. dollar; persons who hold our common stock as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction; persons who hold or receive our common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation; persons whose shares constitute “qualified small business stock” for purposes of Section 1202 of the Code, any entity or arrangement that is a partnership for U.S. federal income tax purposes; companies subject to the “stapled stock” rules; “expatriated entities”; certain former citizens or long-term residents of the United States; or persons subject to the alternative minimum tax or the 3.8% tax on net investment income.

This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or differing interpretations. Any such change may cause the U.S. federal income tax consequences of a reverse stock split to vary substantially from the consequences summarized below. Odyssey has not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with these statements and conclusions.

The state, local and foreign tax consequences of a Reverse Stock Split may vary as to each U.S. Holder of our common stock, depending on the jurisdiction in which such U.S. Holder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all U.S. Holders of our common stock. U.S. Holders of our common stock should consult their own tax advisors to understand their individual U.S. federal, state, local and foreign tax consequences to them of the Reverse Stock Split.

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If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Tax Consequences of the Reverse Stock Split Generally

The Reverse Stock Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes under Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder of our common stock generally should not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split, except possibly to the extent a U.S. Holder receives a whole share of our common stock in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in shares of our common stock received in a Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) should equal the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered in exchange therefor. In addition, each U.S. Holder’s holding period for the shares of our common stock the U.S. Holder receives in a Reverse Stock Split should include the U.S. Holder’s holding period for the shares of our common stock exchanged in the Reverse Stock Split. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

In general, a U.S. Holder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. Holder’s tax basis of the common stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in its common stock surrendered in the Reverse Stock Split is more than one year as of the date of the Reverse Stock Split.

Vote Required for Approval

The approval of the Reverse Stock Split Proposal requires the affirmative vote of holders of a majority of votes cast by the stockholders at the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have no effect on the outcome of the Reverse Stock Split Proposal.

Adoption of the Reverse Stock Split Proposal is not conditioned upon the approval of any of the other proposals.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR the approval of a Reverse Stock Split as set forth in the Reverse Stock Split Proposal.

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PROPOSAL 6: ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

We provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act. This vote is referred to as a “say-on-pay” vote.

The Summary Compensation Table and narrative discussion under the heading “EXECUTIVE COMPENSATION AND RELATED INFORMATION” contained in this proxy statement describe our executive compensation program and the compensation of our named executive officers for 2025. The Board of Directors is asking stockholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and other narrative executive compensation disclosures contained in the Company’s 2025 Proxy Statement, is hereby APPROVED.”

We believe that executive compensation should be aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

As a focus on the Company’s long-term performance, we believe that long-term equity awards are effective tools for aligning management and stockholder interests to increase overall stockholder value. In addition, the executive officers are often asked to implement long-term initiatives for the Company that, by definition, take more than one fiscal year to accomplish. Stability and continuity among the executive officers aids the Company in its implementation of such long-term initiatives.

The Compensation Committee regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our performance that our executive officers can impact and that are likely to have an impact on stockholder value.

At the 2023 Annual Meeting, the Board of Directors recommended stockholders approve holding a “say-on-pay” vote every year. Our stockholders supported that recommendation. Accordingly, we will hold a “say-on-pay” vote annually until the 2029 Annual Meeting when stockholders will be asked to vote again on how frequently we should hold the “say-on-pay” vote.

The vote on this “say-on-pay” proposal is advisory, which means that the vote will not be binding on the Company, the Board of Directors or the Compensation Committee. The Compensation Committee will review and consider the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program. As the Board of Directors has currently determined to hold this vote each year, the next “say-on-pay” vote will be held at the 2027 Annual Meeting of Stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR the advisory approval of the compensation of our named executive officers.

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STOCKHOLDER PROPOSALS FOR 2027

ANNUAL MEETING OF STOCKHOLDERS

Stockholders may submit proposals for inclusion in our proxy materials in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2027 Annual Meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied, and such proposals must be received by us no later than December 21, 2026. Such proposals should be delivered to Odyssey Marine Exploration, Inc., Attn: Corporate Secretary, 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements, except as required by law.

We caution you not to place undue reliance on any forward-looking statements made by us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our comprehensive Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in our other current and subsequent filings with the SEC.

PROXY SOLICITATION AND COSTS

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy card and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries, custodians and other nominees holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials to those stockholders. This process, which is commonly referred to as “householding” potentially means extra convenience for stockholders and cost savings for companies reducing printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple

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stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker or Odyssey.

Upon written request, Odyssey will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials, you may email Investor Relations at IR@odysseymarine.com. NOTE: Include the 12 Digit Control Number located on the Notice in the subject line of your e-mail.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one copy in the future, are asked to contact Computershare (if a registered holder) or their bank, broker or other nominee (if a beneficial holder) to request information about householding.

FORM 10-K

We will mail without charge, upon written request, a copy of Odyssey’s comprehensive Annual Report on Form 10-K for the fiscal year ended December 31, 2025, once it has been filed with the SEC, including the consolidated financial statements, schedules and list of exhibits, specifically requested. Requests should be sent to: BY EMAIL: IR@odysseymarine.com. NOTE: Include the 12 Digit Control Number located on the Notice in the subject line of your e-mail.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room and their copy charges.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Stockholders: This proxy statement is available for viewing on the Internet at www.proxydocs.com/OMEX for those stockholders who received a Notice of Internet Availability of Proxy Materials and also available on our website at www.odysseymarine.com. If you view the proxy materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	49

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Gordon

Chief Executive Officer and Chairman of the Board of

Directors

Dated: April 21, 2026

ODYSSEY MARINE EXPLORATION, INC.-2026 Proxy Statement	50

         P.O. BOX 8016, CARY, NC 27512-9903

Odyssey Marine Exploration, Inc.	Internet:
www.proxypush.com/OMEX • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
For Stockholders of record as of April 9, 2026	Phone:
Monday, June 1, 2026 9:30 AM, Eastern Time Hampton Inn & Suites located at 5329 Avion Park Drive, Tampa, Florida 33607	1-866-983-6670 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

YOUR VOTE IS IMPORTANT!	Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
PLEASE VOTE BY: 9:30 AM, Eastern Time, June 1, 2026.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Mark D. Gordon and Mark B. Justh (the “Named Proxies”), or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Odyssey Marine Exploration, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, EDT on June 1, 2026 at the Hampton Inn and Suites, Tampa Airport Avion Park Westshore, 5329 Avion Drive, Tampa, FL 33607, and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICALLY TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Odyssey Marine Exploration, Inc. Annual Meeting of Stockholders

Please make your marks like this:

FOR PROPOSALS 1, 2, 3, 4, 5, AND 6

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. To elect five directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;
	FOR	WITHHOLD
1.01 Mark D. Gordon				FOR
1.02 Mark B. Justh				FOR
1.03 Larrisa T. Pommeraud				FOR
1.04 Jon D. Sawyer				FOR
1.05 Todd E. Siegel				FOR

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2026;				FOR

3. To amend the Company’s articles of incorporation to implement an increase in the number of shares of authorized common stock from 75,000,000 to 82,000,000 shares;				FOR

4. To amend the Company’s 2019 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan by 2,000,000 shares;				FOR

5. To approve a reverse stock split of the Company’s common stock at a ratio in the range from 1-for-20 to 1-for-25; and				FOR

6. To obtain non-binding advisory approval of the compensation of our named executive officers.				FOR

Note: Such other business as may properly come before the Annual Meeting of Stockholders or at any adjournments or postponements thereof.

Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date